The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and they are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
Filed Pursuant to Rule 424(b)(2)
Registration No. 333-224464
SUBJECT TO COMPLETION, DATED FEBRUARY 8, 2021
Prospectus Supplement to Prospectus dated May 17, 2019

Becton, Dickinson and Company
$        % Notes due 20
We are offering $    aggregate principal amount of     % Notes due 20 (the “notes”). Interest on the notes will be payable in cash semi-annually in arrears on    and    of each year, beginning      , 2021. The notes will mature on , 20 .
We may, at our option, redeem the notes, in whole or in part, at any time and from time to time, at the redemption prices described in this prospectus supplement. See “Description of Notes—Optional Redemption.” In addition, if a change of control triggering event occurs as described in this prospectus supplement under the heading “Description of Notes—Offer to Repurchase Upon Change of Control Triggering Event,” unless we have exercised our right to redeem such notes as described under “Description of Notes—Optional Redemption” we will be required to offer to purchase such notes from the holders.
We expect to use the net proceeds of this offering, together with cash on hand, to repay the entire $1.0 billion aggregate principal amount outstanding of our 3.125% Notes due 2021, and to pay accrued interest, related premiums, fees and expenses in connection therewith. We may, in the near term, also consider pursuing additional capital markets transactions, including potential offerings of Euro-denominated senior notes, to repay certain of our other outstanding indebtedness.
The notes will be our senior unsecured obligations and will rank equally in right of payment with all of our other senior unsecured indebtedness.
The notes will not be listed on any securities exchange.
Investing in the notes involves risks that are described in the “Risk Factors” section of this prospectus supplement beginning on page S-6 and in our Annual Report on Form 10-K and most recent Quarterly Report on Form 10-Q, which are incorporated by reference into this prospectus supplement (as such risk factors may be updated from time to time in our public filings).
Neither the Securities and Exchange Commission (the “SEC”) nor any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the related prospectus. Any representation to the contrary is a criminal offense.
	Initial public offering price(1)		Underwriting discount		Proceeds, before expenses, to Becton, Dickinson
	Per Note	Total	Per Note	Total	Per Note	Total
Notes	%	$	%	$	%	$
Total	%	$	%	$	%	$
(1)	Plus accrued interest from , 2021, if settlement occurs after that date.
The underwriters expect to deliver the notes to purchasers in book-entry form only through the facilities of The Depository Trust Company (“DTC”), including its participants Clearstream Banking S.A. (“Clearstream”) and Euroclear Bank SA/NV (“Euroclear”), against payment in New York, New York on or about , 2021.
Joint Book-Running Managers
Barclays	Citigroup	J.P. Morgan	Morgan Stanley
The date of this prospectus supplement is     , 2021

Prospectus Supplement
Prospectus
S-i

Neither we nor the underwriters have authorized any other person to give any information not contained in or incorporated by reference into this prospectus supplement or the accompanying prospectus or in any free writing prospectus relating to this offering prepared by or on behalf of us or to which we have referred you. We and the underwriters take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus supplement and the accompanying prospectus and any free writing prospectus relating to this offering prepared by or on behalf of us or to which we have referred you constitute an offer to sell only the notes offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained or incorporated by reference into this prospectus supplement and the accompanying prospectus and in any free writing prospectus relating to this offering prepared by or on behalf of us or to which we have referred you is current only as of the respective dates of such documents. Our business, financial condition, results of operations and prospects may have changed since those dates.
It is expected that delivery of the notes will be made against payment therefor on or about    , 2021, which is the third business day following the date of the pricing of the notes. Under Rule 15c6-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), trades in the secondary market generally are required to settle in two business days unless the parties to that trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes prior to the second business day preceding the settlement date will be required, by virtue of the fact that the notes initially will settle in T + 3, to specify an alternative settlement cycle at the time of any such trade to prevent failed settlement and should consult their own advisors.
ABOUT THIS PROSPECTUS SUPPLEMENT
This document is in two parts. The first part is this prospectus supplement which contains specific information about the terms of this offering. This prospectus supplement also adds and updates information contained in, or incorporated by reference into, the accompanying prospectus. The second part, the accompanying prospectus, provides more general information about us and securities we may offer from time to time, some of which may not apply to this offering of notes. This prospectus supplement and the accompanying prospectus incorporate by reference important business and financial information about us that is not included in or delivered with this prospectus supplement. You should read both this prospectus supplement and the accompanying prospectus together with the additional information below under the heading “Where You Can Find More Information and Incorporation by Reference.” If there is any inconsistency between the information in this prospectus supplement and the accompanying prospectus or any document incorporated herein or therein by reference, you should rely on the information in this prospectus supplement.
As used in this prospectus supplement, unless otherwise specified or unless the context indicates otherwise, the terms “Company,” “Becton, Dickinson,” BD,” we,” us,” and “our” refer to Becton, Dickinson and Company and its subsidiaries.
References herein to “$”and “dollars” are to the lawful currency of the United States. References to “€” and “euro” are to the lawful currency of the member states of the European Monetary Union that have adopted the euro as their currency. The financial information presented or incorporated by reference in this prospectus supplement and the accompanying prospectus has been prepared in accordance with Generally Accepted Accounting Principles in the United States (“GAAP”).
S-ii

WHERE YOU CAN FIND MORE INFORMATION AND INCORPORATION BY REFERENCE
We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an Internet site at http://www.sec.gov, from which interested persons can electronically access our SEC filings, including the registration statement (of which this prospectus supplement and accompanying prospectus form a part) and the exhibits and schedules thereto.
The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus supplement and the accompanying prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than, in each case, documents or information deemed to have been furnished but not filed in accordance with SEC rules), on or after the date of this prospectus supplement until the termination of the offering under this prospectus supplement:
(a)	our Annual Report on Form 10-K for the fiscal year ended September 30, 2020;
(b)	our Quarterly Report on Form 10-Q for the quarter ended December 31, 2020;
(c)
the portions of our Proxy Statement on Schedule 14A for our 2021 annual meeting of stockholders filed with the SEC on December 17, 2020 that are incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended September 30, 2020; and

(d)	our Current Reports on Form 8-K filed with the SEC on October 5, 2020, October 22, 2020, November 17, 2020 and January 28, 2021.
You may request a copy of our filings, at no cost, by writing or telephoning the Office of the Corporate Secretary of Becton, Dickinson and Company, 1 Becton Drive, Franklin Lakes, New Jersey 07417-1880, telephone (201) 847-6800 or by going to our Internet website at www.bd.com. Our Internet website address is provided as an inactive textual reference only. The information provided on our Internet website is not part of this prospectus supplement and, therefore, is not incorporated herein by reference.
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “plan,”“expect,”“believe,”“intend,”“will,”“may,”“anticipate,”“estimate”and other words of similar meaning in conjunction with, among other things, discussions of future operations and financial performance (including volume growth, pricing, sales and earnings per share growth, and cash flows) and statements regarding our strategy for growth, future product development, regulatory approvals, competitive position and expenditures. All statements that address our future operating performance or events or developments that we expect or anticipate will occur in the future are forward-looking statements.
Forward-looking statements are, and will be, based on management’s then-current views and assumptions regarding future events, developments and operating performance, and speak only as of their dates. Investors should realize that if underlying assumptions prove inaccurate, or risks or uncertainties materialize, actual results could vary materially from our expectations and projections. Investors are therefore cautioned not to place undue reliance on any forward-looking statements. Furthermore, we undertake no obligation to update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events and developments or otherwise, except as required by applicable law or regulations.
The following are some important factors that could cause our actual results to differ from our expectations in any forward-looking statements. For further discussion of certain of these factors, see “Risk Factors” in this prospectus supplement and in our latest Annual Report on Form 10-K, Quarterly Report on Form 10-Q and in our future filings with the SEC. See “Where You Can Find More Information and Incorporation by Reference.”
•
Any impact of the COVID-19 pandemic on our business, including, without limitation, decreases in the demand for our products or disruptions to our operations and our supply chain, and factors such as vaccine campaigns and increased competition that could impact the demand and pricing for our COVID-19 diagnostics testing;

S-iii

•
Weakness in the global economy and financial markets, which could increase the cost of operating our business, weaken demand for our products and services, negatively impact the prices we can charge for our products and services, or impair our ability to produce our products;

•
Competitive factors that could adversely affect our operations, including new product introductions and technologies (for example, new forms of drug delivery) by our current or future competitors, consolidation or strategic alliances among healthcare companies, distributors and/or payers of healthcare to improve their competitive position or develop new models for the delivery of healthcare, increased pricing pressure due to the impact of low-cost manufacturers, patents attained by competitors (particularly as patents on our products expire), new entrants into our markets and changes in the practice of medicine;

•
Risks relating to the significant additional indebtedness we incurred in connection with the financing of our acquisition of C.R. Bard, Inc., a New Jersey corporation (“Bard”), and the impact it may have on our ability to operate the combined company;

•	The adverse financial impact resulting from unfavorable changes in foreign currency exchange rates;
•	Regional, national and foreign economic factors, including inflation, deflation, and fluctuations in interest rates, and their potential effect on our operating performance;
•
Our ability to achieve our projected level or mix of product sales, as our earnings forecasts are based on projected sales volumes and pricing of many product types, some of which are more profitable than others;

•
Changes in reimbursement practices of governments or third-party payers, or adverse decisions relating to our products by such payers, which could reduce demand for our products or the price we can charge for such products;

•
Cost containment efforts in the U.S. or in other countries in which we do business, such as alternative payment reform and increased use of competitive bidding and tenders, including, without limitation, any expansion of the volume-based procurement process in China;

•
Changes in the domestic and foreign healthcare industry or in medical practices that result in a reduction in procedures using our products or increased pricing pressures, including the continued consolidation among healthcare providers;

•
The impact of changes in U.S. federal laws and policies that could affect fiscal and tax policies, healthcare, and international trade, including import and export regulation and international trade agreements. In particular, tariffs or other trade barriers imposed by the U.S. or other countries could adversely impact our supply chain costs or otherwise adversely impact our results of operations;

•
Increases in operating costs, including fluctuations in the cost and availability of oil-based resins and other raw materials, as well as certain components, used in our products, the ability to maintain favorable supplier and service arrangements and relationships (particularly with respect to sole-source suppliers and sterilization services), and the potential adverse effects of any disruption in the availability of such items and services;

•
Security breaches of our information systems or our products, which could impair our ability to conduct business, result in the loss of our trade secrets or otherwise compromise sensitive information of us or our customers, suppliers and other business partners, or of customers' patients, including sensitive personal data, or result in product efficacy or safety concerns for certain of our products, and result in actions by regulatory bodies or civil litigation;

•
Difficulties inherent in product development, including the potential inability to successfully continue technological innovation, successfully complete clinical trials, obtain and maintain regulatory approvals in the United States and abroad, obtain intellectual property protection for our products, obtain coverage and adequate reimbursement for new products, or gain and maintain market approval of products, as well as the possibility of infringement claims by competitors with respect to patents or other intellectual property rights, all of which can preclude or delay commercialization of a product.

S-iv

Delays in obtaining necessary approvals or clearances from United States Food and Drug Administration (“FDA”) or other regulatory agencies or changes in the regulatory process may also delay product launches and increase development costs;
•	The impact of business combinations or divestitures, including any volatility in earnings relating to acquisition-related costs, and our ability to successfully integrate any business we may acquire;
•
Our ability to penetrate or expand our operations in emerging markets, which depends on local economic and political conditions, and how well we are able to make necessary infrastructure enhancements to production facilities and distribution networks;

•
Conditions in international markets, including social and political conditions, civil unrest, terrorist activity, governmental changes, restrictions on the ability to transfer capital across borders, tariffs and other protectionist measures, difficulties in protecting and enforcing our intellectual property rights and governmental expropriation of assets. This includes the possible impact of the United Kingdom's exit from the European Union (“EU”), which has created uncertainties affecting our business operations in the United Kingdom and the EU, and possibly other countries. Our international operations also increase our compliance risks, including risks under the Foreign Corrupt Practices Act and other anti-corruption laws, as well as regulatory and privacy laws;

•
Deficit reduction efforts or other actions that reduce the availability of government funding for healthcare and research, which could weaken demand for our products and result in additional pricing pressures, as well as create potential collection risks associated with such sales;

•	Fluctuations in university or U.S. and international governmental funding and policies for life sciences research;
•
Fluctuations in the demand for products we sell to pharmaceutical companies that are used to manufacture, or are sold with, the products of such companies, as a result of funding constraints, consolidation or otherwise;

•
The effects of weather, regulatory or other events that adversely impact our supply chain, including our ability to manufacture our products (particularly where production of a product line or sterilization operations are concentrated in one or more plants), source materials or components or services from suppliers (including sole-source suppliers) that are needed for such manufacturing (including sterilization), or provide products to our customers, including events that impact key distributors;

•
Natural disasters (including pandemics), war, terrorism, labor disruptions and international conflicts that could cause significant economic disruption and political and social instability, resulting in decreased demand for our products, or adversely affecting our manufacturing and distribution capabilities, or causing interruptions in our supply chain;

•
Pending and potential future litigation or other proceedings asserting, and/or investigations concerning and/or subpoenas and requests seeking information with respect to, alleged violations of law (including in connection with federal and/or state healthcare programs (such as Medicare or Medicaid) and/or sales and marketing practices (such as investigative subpoenas and the civil investigative demands received by BD)), potential anticorruption and related internal control violations under the Foreign Corrupt Practices Act, antitrust claims, securities law claims, product liability (which may involve lawsuits seeking class action status or seeking to establish multi-district litigation proceedings, including claims relating to our hernia repair implant products, surgical continence products for women and vena cava filter products), claims with respect to environmental matters, data privacy breaches, and patent infringement, and the availability or collectability of insurance relating to any such claims;

•
New or changing laws and regulations affecting our domestic and foreign operations, or changes in enforcement practices, including laws relating to trade, monetary and fiscal policies, taxation (including tax reforms that could adversely impact multinational corporations), sales practices, environmental protection, price controls, and licensing and regulatory requirements for new products and products in the postmarketing phase. In particular, the U.S. and other countries may impose new requirements regarding registration, labeling or prohibited materials that may require us to re-register products already on the market or otherwise impact our ability to market our products. Environmental laws,

S-v

particularly with respect to the emission of greenhouse gases, are also becoming more stringent throughout the world, which may increase our costs of operations or necessitate changes in our manufacturing plants or processes or those of our suppliers, or result in liability to BD;
•
Product efficacy or safety concerns regarding our products resulting in product holds or recalls, regulatory action on the part of the FDA or foreign counterparts (including restrictions on future product clearances and civil penalties), declining sales and product liability claims, and damage to our reputation. As a result of the CareFusion acquisition, we are operating under a consent decree with the FDA relating to our U.S. infusion pump business. The consent decree authorizes the FDA, in the event of any violations in the future, to order us to cease manufacturing and distributing products, recall products or take other actions, and we may be required to pay significant monetary damages if we fail to comply with any provision of the consent decree. We are undertaking remediation of our BD AlarisTM System and cannot fully commercialize the product until a 510(k) filing has been submitted and cleared by the FDA. No assurances can be given as to when clearance of the submission will be obtained from the FDA;

•	The effect of adverse media exposure or other publicity regarding BD’s business or operations, including the effect on BD’s reputation or demand for its products;
•
The effect of market fluctuations on the value of assets in BD’s pension plans and on actuarial interest rate and asset return assumptions, which could require BD to make additional contributions to the plans or increase our pension plan expense;

•	Our ability to obtain the anticipated benefits of restructuring programs, if any, that we may undertake; and
•	Issuance of new or revised accounting standards by the Financial Accounting Standards Board or the SEC.
The foregoing list sets forth many, but not all, of the factors that could impact our ability to achieve results described in any forward-looking statements. Investors should understand that it is not possible to predict or identify all such factors and should not consider this list to be a complete statement of all potential risks and uncertainties.
S-vi

SUMMARY
This summary highlights information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. Because this is a summary, it may not contain all of the information that is important to you. Before making an investment decision, you should read the entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference, including the section entitled “Risk Factors” in this prospectus supplement and “Part I, Item 1A—Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended September 30, 2020 (as such risk factors may be updated from time to time in our public filings, including in our most recent Quarterly Report on Form 10-Q incorporated by reference herein).
Our Company
We are a global medical technology company engaged in the development, manufacture and sale of a broad range of medical supplies, devices, laboratory equipment and diagnostic products used by healthcare institutions, physicians, life science researchers, clinical laboratories, the pharmaceutical industry and the general public. We provide customer solutions that are focused on improving medication management and patient safety; supporting infection prevention practices; equipping surgical and interventional procedures; improving drug delivery; aiding anesthesiology care; enhancing the diagnosis of infectious diseases and cancers; advancing cellular research and applications; and supporting the management of diabetes. As of September 30, 2020, we had approximately 72,000 associates who work in close collaboration with customers and partners to help enhance outcomes, lower health care delivery costs, increase efficiencies, improve health care safety and expand access to health.
We were incorporated under the laws of the State of New Jersey in November 1906, as successor to a New York business started in 1897. Our executive offices are located at 1 Becton Drive, Franklin Lakes, New Jersey 07417-1880, and our telephone number is (201) 847-6800. Our Internet website is www.bd.com. The information provided on our Internet website is not a part of this prospectus supplement and, therefore, is not incorporated herein by reference.

The Offering
The following summary contains basic information about the notes and is not intended to be complete. It does not contain all the information that is important to you. For a more complete understanding of the notes, please refer to “Description of Notes.” As used in this section, the terms “us,” “we” and “our” refer only to Becton, Dickinson and Company and not to any of its subsidiaries.
Issuer
Becton, Dickinson and Company, a New Jersey corporation.
Notes Offered
$   aggregate principal amount of % Notes due 20 .
Maturity Date
   , 20 .
Interest Rate
  % per annum.
Interest Payment Dates
We will pay interest on the notes semi-annually in arrears on      and      of each year, commencing    , 2021.
Interest on the notes will accrue from    , 2021.
Optional Redemption
We may, at our option, redeem the notes, in whole or in part, at any time prior to     , 20   (   months prior to the maturity date (the “Par Call Date”)), at the applicable “make-whole” redemption price described under the heading “Description of Notes—Optional Redemption,” plus accrued and unpaid interest to, but excluding, the redemption date on the principal balance of the notes being redeemed.
In addition, at any time on or after the Par Call Date, we may redeem the notes, in whole or in part, at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date on the principal balance of the notes being redeemed.
Change of Control Triggering Event Offer
If a change of control triggering event occurs, unless we have exercised our right to redeem the notes as described under “Description of Notes—Optional Redemption,” we will be required to make an offer to each holder of outstanding notes to repurchase all or any portion of that holder’s notes at a purchase price of 101% of the principal amount thereof plus accrued and unpaid interest to, but excluding, the date of repurchase. For a more complete description of the change of control provisions of the notes, see “Description of Notes— Offer to Repurchase Upon Change of Control Triggering Event.”
Certain Covenants
We will issue the notes under our indenture, dated as of March 1, 1997, between us and The Bank of New York Mellon Trust Company, N.A., as successor to JPMorgan Chase Bank (formerly known as The Chase Manhattan Bank), as trustee. The indenture covenants include a limitation on liens and a restriction on sale and leasebacks, change of control and consolidation, merger and sale of assets covenants. Each covenant is subject to a number of important exceptions, limitations and qualifications that are described under “Description of Debt Securities of Becton, Dickinson and Company—Covenants” in the accompanying prospectus.
Priority
The notes will be our senior unsecured obligations, will rank equally in right of payment with all of our other senior unsecured indebtedness and will be effectively subordinated in right of payment to all of our existing and future secured indebtedness (to the extent of the value of the collateral securing such indebtedness).
At December 31, 2020, we had an insignificant amount of secured indebtedness and approximately $17.8 billion of total indebtedness.
The notes offered will also be structurally subordinated to all obligations of our subsidiaries with respect to the assets of such subsidiaries, other than any subsidiaries that may guarantee the notes in the future. As of December 31, 2020, our consolidated subsidiaries had approximately $15.0 million of total indebtedness (which excludes $2.4 billion of senior notes issued on June 4, 2019 by Becton Dickinson Euro Finance S.à r.l., which is an indirect, wholly-owned finance subsidiary of the Company, and fully and unconditionally guaranteed on a senior unsecured basis by the Company). See “Risk Factors—Risks Related to the Notes—The notes will be effectively junior to all of our existing and future secured debt and structurally junior to the existing and future obligations of our subsidiaries” and “Description of Notes—Priority.”
Form and Denomination
The notes will be issued in fully registered form in denominations of $1,000 and in integral multiples of $1,000 in excess thereof.
DTC Eligibility
The notes will be represented by global certificates deposited with, or on behalf of, DTC, including its participants Clearstream and Euroclear, or their nominees. See “Book-Entry; Delivery and Form.”
No Trading Market
The notes constitute a new issue of securities, for which there is no existing trading market. In addition, we do not intend to apply to list the notes on any securities exchange or for quotation on any automated quotation system. We cannot provide you with any assurance regarding whether trading markets for the notes will develop, the ability of holders of the notes to sell their notes or the prices at which holders may be able to sell their notes. If no active trading markets develop, you may be unable to resell the notes at any price or at their fair market value or at all.
Use of Proceeds
We estimate that the net proceeds to us from this offering will be approximately $    , after deducting the underwriting discount and estimated net offering expenses payable by us. We expect to use the net proceeds of this offering, together with cash on hand, to repay the entire $1.0 billion aggregate principal amount outstanding of our 3.125% Notes (as defined in “Use of Proceeds”), and to pay accrued interest, related premiums, fees and expenses in connection therewith. We may, in the near term, also consider pursuing additional capital markets transactions, including potential offerings of Euro-denominated senior notes, to repay certain of our or Becton Dickinson Euro Finance S.à r.l’s other outstanding indebtedness.
See “Use of Proceeds.”
Underwriting
Certain of the underwriters or their affiliates hold a portion of the outstanding 3.125% Notes (as defined in “Use of Proceeds”). Accordingly, such underwriters or their affiliates will receive a portion of the proceeds of this offering.
See “Underwriting.”
Governing Law
The notes and the related indenture will be governed by the laws of the State of New York.
Trustee, Registrar and Paying Agent
The Bank of New York Mellon Trust Company, N.A.
Risk Factors
See “Risk Factors” beginning on page S-6 of this prospectus supplement to read about important factors you should consider before buying the notes.

Summary Historical Consolidated Financial Information
of Becton, Dickinson and Company
The following summary historical consolidated financial information as of and for each of the three months ended December 31, 2020 and 2019 has been derived from our unaudited interim consolidated financial statements incorporated by reference into this prospectus supplement and the accompanying prospectus. In the opinion of our management, all adjustments considered necessary for a fair presentation of such interim financial information have been included. The following summary historical consolidated financial information as of September 30, 2020 and 2019 and for each of the years in the three-year period ended September 30, 2020 has been derived from our audited consolidated financial statements incorporated by reference into this prospectus supplement and the accompanying prospectus. The following summary historical consolidated balance sheet as of September 30, 2018 has been derived from our consolidated financial statements not included or incorporated by reference into this prospectus supplement and the accompanying prospectus. Our operating results for the three months ended December 31, 2020 are not necessarily indicative of the results to be expected for any future periods.
This information is only a summary and should be read in conjunction with our management’s discussion and analysis of financial condition and results of operations incorporated by reference into this prospectus supplement and the accompanying prospectus and the historical consolidated financial statements and the notes thereto referred to above. See “Where You Can Find More Information and Incorporation by Reference” in this prospectus supplement.
(amounts may not add due to rounding)	As of and For the Three Months Ended December 31,		As of and For the Year Ended September 30,
	(unaudited)		(audited)
($ in millions except per share data)	2020	2019	2020	2019	2018
Statement of Income Data:
Revenue	$5,315	$4,225	$17,117	$17,290	$15,983
Cost of Products Sold	2,583	2,247	9,540	9,002	8,714
Selling and Administrative Expense	1,149	1,121	4,325	4,332	4,016
Research and Development Expense	291	270	1,096	1,062	1,004
Acquisitions and Other Restructurings	50	86	309	480	740
Other Operating (Income) Expense	—	—	363	654	—
Total Operating Costs and Expenses	4,074	3,724	15,633	15,530	14,474
Operating Income	1,241	501	1,484	1,760	1,509
Interest Expense	(118)	(136)	(528)	(639)	(706)
Interest Income	2	1	7	12	65
Other income (expense), net	32	27	23	43	305
Income Before Income Taxes	1,157	394	985	1,176	1,173
Income Tax Provision (Benefit)	154	117	111	(57)	862
Net Income	1,003	278	874	1,233	311
Preferred Stock Dividends	(23)	(38)	(107)	(152)	(152)
Net Income Applicable to Common Shareholders	$981	$240	$767	$1,082	$159
Basic Earnings Per Share	$3.38	$0.88	$2.75	$4.01	$0.62
Diluted Earnings Per Share	$3.35	$0.87	$2.71	$3.94	$0.60
Total Current Assets	$9,537	$6,438	$8,969	$6,664	$7,411
Total Assets	54,748	51,952	54,012	51,765	53,904
Short-term Debt	1,737	2,456	707	1,309	2,601
Total Current Liabilities	7,021	6,726	5,836	5,655	7,216
Long-term Debt	16,082	16,949	17,224	18,081	18,894
Total Shareholders’ Equity	24,663	21,202	23,765	21,081	20,994

RISK FACTORS
An investment in the notes involves a number of risks. You should carefully consider all the information set forth in this prospectus supplement and the accompanying prospectus and incorporated by reference herein before deciding to invest in the notes. In particular, we urge you to consider carefully the factors set forth below and under “Part I, Item 1A—Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended September 30, 2020, which is incorporated by reference herein (as such risk factors may be updated from time to time in our public filings, including our most recent Quarterly Report on Form 10-Q incorporated by reference herein). Any of these risks could materially and adversely affect our business, financial condition and results of operations and the actual outcome of matters as to which forward-looking statements are made in this prospectus supplement and the accompanying prospectus. While we believe we have identified and discussed below and in the documents incorporated by reference herein the material risks affecting our business, there may be additional risks and uncertainties that we do not presently know or that we do not currently believe to be material that may adversely affect such business, financial condition and results of operations in the future.
Risks Related to our Business
We are subject to risks associated with public health threats, including the ongoing COVID-19 pandemic, which has had, and we expect will continue to have, a material adverse effect on our business. The nature and extent of future impacts are highly uncertain and unpredictable.
We are subject to risks associated with public health threats, including the COVID-19 pandemic. The outbreak of COVID-19 and the travel restrictions, quarantines and other actions taken by governments and the private sector to slow the spread of the virus resulted in a global economic slowdown, and caused healthcare systems to divert resources to manage the pandemic. These measures led to unprecedented restrictions on and disruptions in businesses and personal activities. As a result, we experienced significant reductions in the demand for certain of our products, resulting from reductions in elective and non-essential procedures, lower utilization of routine testing and related specimen collection, reduced capital spend by customers and a decrease in research activity due to laboratory closures and reduced clinical testing.
While the United States and other countries have begun to reopen their economies, utilization rates for many of our products have not returned to pre-pandemic levels. There may also be continued pressure on our margins due to manufacturing variances resulting from lower demand for certain of our products. In addition, in response to the pandemic, we developed and launched multiple products for the detection and identification of COVID-19, including tests for our BD Max™ molecular System and BD Veritor™ Plus System, and there are a number of factors, including the timing and availability of any COVID-19 vaccine and the entry of additional competitive products, that could impact the level of demand and pricing for our COVID-19 diagnostics testing.
Moreover, any resurgence in COVID-19 infections could result in the imposition of new governmental lockdowns, quarantine requirements or other restrictions to slow the spread of the virus, which could weaken demand for certain of our products, as discussed above. Such measures have begun to be implemented again in certain European countries and in the United States as infections have begun to increase again, in some cases significantly. These measures could include determinations that our or our suppliers’ facilities are not essential businesses that could result in closures or other restrictions that significantly disrupt our operations or those of distributors or suppliers in our supply chain. In addition, while we undertook certain financing activities as a precautionary measure during this economic slowdown, no assurance can be given that we will be able to access capital markets in the future without incurring significant costs and expense.
The scope and duration of the pandemic, including the current resurgences in various regions around the world and other future resurgences, the pace at which government restrictions are lifted or whether additional actions may be taken to contain the virus, the speed and extent to which global markets and utilization rates for our products fully recover from the disruptions caused by the pandemic, and the impact of these factors on our business, will depend on future developments that are highly uncertain and cannot be predicted with confidence.
To the extent COVID-19 adversely affects our operations and global economic conditions more generally, it may also have the effect of heightening many of the other risks described in the “Risk Factors” section included in our 2020 Annual Report on Form 10-K for the year ended September 30, 2020.

Risks Related to the Notes
The notes will be effectively junior to all of our existing and future secured debt and structurally junior to the existing and future obligations of our subsidiaries.
The notes will rank senior in right of payment to our existing and future indebtedness that is expressly subordinated in right of payment to the notes; equal in right of payment to our existing and future liabilities that are not so subordinated; effectively junior to any of our secured indebtedness to the extent of the value of the assets securing such indebtedness; and structurally junior to all existing and future indebtedness incurred by our subsidiaries. In the event of our bankruptcy, liquidation, reorganization or other winding up, our assets that secure debt ranking senior or equal in right of payment to the notes will be available to pay obligations on the notes only after the secured debt has been repaid in full from these assets. There may not be sufficient assets remaining to pay amounts due on any or all of the notes then outstanding. The indenture governing the notes does not prohibit us from incurring additional senior debt, nor does it prohibit any of our subsidiaries from incurring additional liabilities.
The notes are obligations of Becton, Dickinson and Company only and our operations are conducted through, and a substantial portion of our consolidated assets is held by, our subsidiaries.
The notes are obligations of Becton, Dickinson and Company. A substantial portion of our consolidated assets is held by our subsidiaries. Accordingly, our ability to service our debt, including the notes, depends on the results of operations of our subsidiaries and upon the ability of such subsidiaries to provide us with cash, whether in the form of dividends, loans or otherwise, to pay amounts due on our obligations. Our subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to make payments on the notes or to make any funds available for that purpose. In addition, dividends, loans or other distributions to us from those subsidiaries may be subject to contractual and other restrictions and are subject to other business considerations.
Servicing our debt requires a significant amount of cash, and we may not have sufficient cash flow from our business to pay our substantial debt.
Our ability to make scheduled payments of the principal of, and to pay interest on or to refinance our indebtedness, including the notes, depends on our future performance, which is subject to economic, financial, competitive and other factors beyond our control. Our business may not continue to generate cash flow from operations in the future sufficient to service our debt and make necessary capital expenditures. If we are unable to generate such cash flow, we may be required to adopt one or more alternatives, such as selling assets, restructuring debt or obtaining additional equity capital on terms that may be onerous.
Our ability to refinance our indebtedness will depend on the capital markets and our financial condition at such time. We may not be able to engage in any of these activities or engage in these activities on desirable terms, which could result in a default on our debt obligations.
Despite our current debt levels, we may still incur substantially more debt or take other actions which would intensify the risks discussed above.
Despite our current debt levels, we and our subsidiaries may be able to incur substantial additional debt in the future, subject to the restrictions contained in our debt instruments, some of which may be secured debt. We will be permitted under the terms of the indenture governing the notes to incur additional debt, secure certain existing or future debt, recapitalize our debt and take a number of other actions that are not limited by the terms of the indenture; these actions could have the effect of diminishing our ability to make payments on the notes when due.
Ratings of the notes may not reflect all risks of your investment in the notes.
Any credit ratings assigned to the notes are limited in scope, and do not address all material risks relating to an investment in the notes, but rather reflect only the view of each rating agency at the time the rating is issued. There can be no assurance that such credit ratings will remain in effect for any given period of time or that a rating will not be lower, suspended or withdrawn entirely by the applicable rating agencies, if, in such rating agency’s judgment, circumstances so warrant.

Agency credit ratings are not a recommendation to buy, sell or hold any security. Each agency’s rating should be evaluated independently of any other agency’s rating. Actual or anticipated changes or downgrades in our credit ratings, including any announcement that our ratings are under further review for a downgrade, could affect the market value of the notes and increase our corporate borrowing costs.
You may not be able to sell your notes if active trading markets for the notes do not develop.
The notes constitute a new issue of securities, for which there is no established trading market. We do not intend to apply for listing of the notes on any securities exchange or any automated quotation system. Accordingly, there can be no assurance that a trading market for the notes will ever develop or will be maintained. If a trading market does not develop or is not maintained, you may find it difficult or impossible to resell the notes. Further, there can be no assurance as to the liquidity of any market that may develop for the notes, your ability to sell such notes or the price at which you will be able to sell the notes. Future trading prices of the notes will depend on many factors, including prevailing interest rates, our financial condition and results of operations, the then-current ratings assigned to the notes and the markets for similar securities. Any trading market that develops would be affected by many factors independent of and in addition to the foregoing, including:
•	the time remaining to the maturity of the notes;
•	the outstanding amount of the notes;
•	the terms related to redemption of the notes; and
•	the level, direction and volatility of market interest rates generally.
The price at which you will be able to sell your notes prior to maturity will depend on a number of factors and may be substantially less than the amount you originally invested.
We believe that the value of the notes in any secondary market will be affected by the supply of, and demand for, the notes, interest rates and a number of other factors. Some of these factors are interrelated in complex ways. As a result, the effect of any one factor may be offset or magnified by the effect of another factor. The following paragraphs describe what we expect to be the impact on the market value of the notes of a change in a specific factor, assuming all other conditions remain constant.
•
Market Interest Rates. We expect that the market value of the notes will be affected by changes in market interest rates. In general, if market interest rates increase, the market value of the notes may decrease. We cannot predict the future level of market interest rates.

•
Our Credit Rating, Financial Condition and Results of Operations. We expect that the notes will be rated by one or more nationally recognized statistical rating organizations. Any rating agency that rates the notes may lower our rating or decide not to rate the notes in its sole discretion. Actual or anticipated changes in our credit ratings, financial condition or results of operations may affect the market value of the notes. In general, if our credit rating is downgraded, the market value of the notes may decrease. A credit rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. No person is obligated to maintain any rating on the notes, and, accordingly, we cannot assure you that the ratings assigned to the notes will not be lowered or withdrawn by the assigning rating organization at any time thereafter. Furthermore, the credit ratings assigned to the notes may not reflect the potential impact of all risks related to trading markets, if any, for, or trading value of, your notes. See “—Ratings of the notes may not reflect all risks of your investment in the notes.”

Accordingly, you should consult your own financial and legal advisors as to the risks entailed by an investment in the notes and the suitability of investing in the notes in light of your particular circumstances.
There are limited covenants in the indenture.
Neither we nor any of our subsidiaries is restricted from incurring additional debt or other liabilities, including additional senior debt, under the indenture governing the notes. If we incur additional debt or liabilities, our ability to pay our obligations on the notes could be adversely affected. We expect that we will from time to time incur additional debt and other liabilities. In addition, we are not restricted under the indenture governing the notes from granting security interests over our assets, except to the extent described under “Description of Debt Securities—Covenants—Restrictions on Secured Debt” in the accompanying prospectus, or from paying dividends, making investments or issuing or repurchasing our securities.
In addition, there are no financial covenants in the indenture. You are generally not protected under the indenture in the event of a highly leveraged transaction, reorganization, restructuring, merger or similar transaction that may adversely affect you.
Redemption may adversely affect your return on the notes.
We have the right to redeem some or all of the notes prior to maturity, as described under “Description of Notes—Optional Redemption.” We may redeem such notes at times when prevailing interest rates may be relatively low. Accordingly, you may not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate as high as that of the notes.
We may not be able to repurchase all of the notes upon a Change of Control Triggering Event.
If a change of control triggering event occurs as described in this prospectus supplement under the heading “Description of Notes—Offer to Repurchase Upon Change of Control Triggering Event,” unless we have exercised our right to redeem the notes as described under “—Optional Redemption,” we will be required to offer to purchase the notes from the holders. We may not have sufficient funds to repurchase the notes in cash at that time or have the ability to arrange financing on acceptable terms.

USE OF PROCEEDS
We estimate that the net proceeds to us from this offering will be approximately $   million, after deducting the underwriting discount and estimated net offering expenses payable by us. We may, in the near term, also consider pursuing additional capital markets transactions, including potential offerings of Euro-denominated senior notes, to repay certain of our other outstanding indebtedness.
We expect to use the net proceeds of this offering, together with cash on hand, to repay the entire $1.0 billion aggregate principal amount outstanding of the 3.125% Notes due 2021 issued by the Company (the “3.125% Notes”), and to pay accrued interest, related premiums, fees and expenses in connection therewith.
The 3.125% Notes bear interest at a rate of 3.125% per annum and mature on November 8, 2021. The redemption price of the 3.125% Notes will be equal to the principal amount of thereof plus a make-whole premium as described in the indenture governing such notes, plus accrued and unpaid interest, to the redemption date.
Certain of the underwriters or their affiliates hold a portion of the outstanding 3.125% Notes. Accordingly, such underwriters or their affiliates will receive a portion of the proceeds of this offering. See “Underwriting.”

CAPITALIZATION
The following table sets forth our cash and cash equivalents and capitalization as of December 31, 2020 on:
•	an actual basis; and
•	an as adjusted basis giving effect to this offering, and the use of proceeds therefrom.
You should read this table in conjunction with “Use of Proceeds” appearing elsewhere in this prospectus supplement, as well as “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our unaudited financial statements and the accompanying notes, which are incorporated by reference into this prospectus supplement from our Quarterly Report on Form 10-Q for the quarter ended December 31, 2020.
	As of December 31, 2020
	Actual	As Adjusted
($ in millions)
Cash and cash equivalents	$3,248	(4)

Short-term indebtedness (excludes current portion)	$3

Long-term indebtedness (includes current portion):
Revolving Credit Facility(1)	$—
0.174% Euro Notes due 2021(2),(3)	$728
3.125% Notes due 2021	$1,006
Floating Rate Notes due 2022	$499
2.894% Notes due 2022	$1,533
1.000% Euro Notes due 2022(2)	$605
3.300% Notes due 2023	$295
1.401% Euro Notes due 2023(2)	$363
0.632% Euro Notes due 2023(2),(3)	$968
3.875% Notes due 2024	$180
3.363% Notes due 2024	$1,743
3.734% Notes due 2024	$1,370
3.020% GBP Notes due 2025(2)	$333
1.208% Euro Notes due 2026(2),(3)	$725
6.700% Notes due 2026	$170
1.900% Euro Notes due 2026(2)	$603
3.700% Notes due 2027	$1,715
7.000% Debentures due 2027	$174
6.700% Debentures due 2028	$174
2.823% Notes due 2030	$744
6.000% Notes due 2039	$246
5.000% Notes due 2040	$124
4.875% Notes due 2044	$247
4.685% Notes due 2044	$1,044
4.669% Notes due 2047	$1,485
3.794% Notes due 2050	$742
% Notes due 20 offered hereby	$—
Other long-term indebtedness	$—
Total long-term indebtedness	$17,816	$
Total shareholders’ equity	$24,663	$24,663
Total capitalization	$42,481	$24,663
*	Amounts may not add due to rounding.
(1)	As of December 31, 2020, we had $2.63 billion of availability under our existing Revolving Credit Facility and access to an additional $119 million of availability subject to lender commitments.

(2)	Amount translated using an exchange rate of €1.00 to $1.2143 and £1.00 to $1.3363.
(3)
Issued on June 4, 2019 by Becton Dickinson Euro Finance S.à r.l., which is an indirect, wholly-owned finance subsidiary of the Company. The notes are fully and unconditionally guaranteed on a senior unsecured basis.

(4)	Assumes cash is used to pay the expected accrued and unpaid interest, premiums and fees and expenses related to the bond redemption.

DESCRIPTION OF NOTES
The following description of the particular terms of the notes supplements the description of the general terms and provisions of the debt securities in the accompanying prospectus. In this section entitled “Description of Notes,” references to “Becton, Dickinson,” “BD,” “we,” “us” and “our” refer only to Becton, Dickinson and Company, as issuer of the notes, and not to any of the subsidiaries of Becton, Dickinson and Company.
The notes will be issued by Becton, Dickinson under the indenture, dated as of March 1, 1997, between us and The Bank of New York Mellon Trust Company, N.A., as successor to JPMorgan Chase Bank (formerly known as The Chase Manhattan Bank) (the “Trustee”). The notes are unsecured and will rank equally in right of payment with all our other unsecured and unsubordinated indebtedness.
The following description is a summary, and does not describe every aspect of the notes and the indenture. The following description is subject to, and qualified in its entirety by, all the provisions of the indenture and the notes, including definitions of certain terms used in the indenture and the notes. Anyone who receives this prospectus supplement may obtain a copy of the indenture without charge upon request. See “Where You Can Find More Information and Incorporation by Reference. “You should read the indenture and the notes because they, and not this description, define your rights as a holder of the notes.
Terms of the Notes
The registered holder of a note will be treated as its owner for all purposes. Only registered holders will have rights under the indenture governing the notes. The notes will be issued in registered, book-entry form, in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof.
The specific terms of the notes will be as follows:
•	Title of the notes: % Notes due 20
•	Issuer of the notes: Becton, Dickinson and Company
•	Total principal amount being issued: $
•	Maturity date: , 20
•	Interest rate: % per annum
•	Date interest starts accruing: , 2021
•	Interest payment dates: and
•	First interest payment date: , 2021
•	Regular record dates for interest: and
•	Redemption: See “—Optional Redemption”
•	Purchase of Notes Upon a Change of Control Triggering Event: See “—Offer to Repurchase Upon Change of Control Triggering Event”
•	Listing: The notes will not be listed on any securities exchange or included in any automated quotation system.
An event of default for the notes under the indenture will not necessarily constitute an event of default for any other series of notes or debt securities under the indenture.

Additional Notes
We may, without notice to or consent of the holders or beneficial owners of the notes, issue additional notes having the same ranking, interest rate, maturity and/or other terms as the notes. Any such additional notes issued should be considered fungible with and part of the same series of notes under the indenture as the notes offered hereby. In the event any additional notes are not fungible with the notes offered hereby for U.S. federal income tax purposes, such nonfungible additional notes will be issued with a separate CUSIP number so that they are distinguishable from the notes offered hereby.
Optional Redemption
We may, at our option, redeem the notes, in whole or in part, at any time prior to    , 20 (   months prior to the maturity date (the “Par Call Date”)). If we choose to do so, we will deliver a notice of redemption to you not less than 10 days and not more than 30 days before this redemption occurs. The redemption price, as determined by us, will be equal to the greater of:
•	100% of the principal amount of the notes to be redeemed; and
•
the sum of the present values of the Remaining Scheduled Payments on such notes being redeemed (excluding any accrued and unpaid interest to the redemption date), discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the applicable Treasury Rate plus    basis points.

plus, in each case, accrued and unpaid interest to, but excluding, the redemption date on the principal balance of the notes being redeemed. The Trustee shall have no responsibility for calculating the redemption price.
At any time on or after the Par Call Date with respect to the notes, we may redeem the notes, in whole or in part, at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date on the principal balance of the notes being redeemed.
“Remaining Scheduled Payments” means, with respect to each note being redeemed, the remaining scheduled payments of principal and interest on that note that would be due after the related redemption date (assuming that such note to be redeemed matured on the Par Call Date) but for the redemption; provided, however, that, if the redemption date is not an interest payment date with respect to that note, the amount of the next succeeding scheduled interest payment on that note that would have been due will be deemed reduced by the amount of interest accrued on the note to the redemption date.
“Treasury Rate” means, for any redemption date, the annual rate equal to the semiannual equivalent yield to maturity (or interpolated yield to maturity on a day count basis) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue equal to the Comparable Treasury Price, expressed as a percentage of its principal amount, for that redemption date. The yield of the Comparable Treasury Issue will be computed as of the second business day immediately preceding the redemption date.
“Comparable Treasury Issue” means the United States Treasury security selected by one of the investment banking firms described below as having an actual or interpolated maturity comparable to the remaining term of the notes to be redeemed (assuming that such notes to be redeemed matured on the Par Call Date) that would be used, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to such applicable remaining terms of the notes being redeemed.
We may use any of four nationally recognized investment banking firms that we will appoint from time to time that are primary dealers of U.S. government securities in New York City to select a comparable Treasury Issue, each of whom we call a “Reference Treasury Dealer.” If any of the firms ceases to be a primary dealer of U.S. government securities in New York City, we will appoint another nationally recognized investment banking firm as a substitute.
“Comparable Treasury Price” means, for any redemption date:
•	the average of four Reference Treasury Dealer Quotations obtained by us for that redemption date after excluding the highest and lowest of those Reference Treasury Dealer Quotations; or
•	if we obtain fewer than four Reference Treasury Dealer Quotations, the average of all those quotations.

“Reference Treasury Dealer Quotation” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by us, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to us by a Reference Treasury Dealer as of 3:30 p.m., New York time, on the third business day preceding that redemption date. We shall seek Reference Treasury Dealer Quotations in respect of any redemption date from each of the then-existing Reference Treasury Dealers.
On and after the redemption date, the notes or any portion of the notes called for redemption will stop accruing interest. On or before any redemption date, we will deposit with the paying agent or the Trustee money sufficient to pay the accrued interest on the notes to be redeemed and their redemption price. If less than all of the notes are redeemed, such notes shall be redeemed in accordance with the procedures of DTC.
Offer to Repurchase Upon Change of Control Triggering Event
If a Change of Control Triggering Event occurs, unless we have exercised our right to redeem such notes as described under “—Optional Redemption,” we will be required to make an offer (the “Change of Control Offer”) to each holder of outstanding notes to repurchase all or any portion (equal to $1,000 or an integral multiple of $1,000 in excess thereof) of that holder’s notes at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to, but excluding, the date of purchase, subject to the rights of holders of the notes on the relevant record date to receive interest due on the relevant interest payment date.
Within 30 days following the date upon which the Change of Control Triggering Event has occurred, or at our option, prior to any Change of Control but after the public announcement of the pending Change of Control, we will be required to send, in accordance with the procedures of DTC or otherwise, a notice to each holder of notes, with a copy to the Trustee, describing the transaction or transactions that constitute or may constitute the Change of Control Triggering Event and offering to repurchase the notes on the date specified in the notice, which date must be no earlier than 30 days nor later than 60 days from the date the notice is sent, other than as may be required by law (the “Change of Control Payment Date”). The notice, if sent prior to the date of consummation of the Change of Control, will state that the Change of Control Offer is conditioned on the Change of Control being consummated on or prior to the Change of Control Payment Date.
On the Change of Control Payment Date, we will, to the extent lawful:
•	accept for payment all notes or portions of notes properly tendered pursuant to the Change of Control Offer;
•	deposit with the trustee or a paying agent the required payment for all properly tendered notes or portions of notes not validly withdrawn; and
•
deliver or cause to be delivered to the trustee the notes properly accepted, together with an officer’s certificate stating the aggregate principal amount of notes or portions of notes being repurchased.

We will not be required to make a Change of Control Offer if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for such an offer made by us and that third party purchases all notes properly tendered and not withdrawn under its offer.
If holders of not less than 90% in aggregate principal amount of the outstanding notes validly tender and do not withdraw such notes in a Change of Control Offer and we, or any third party making such an offer in lieu of us as described above, purchases all of the notes validly tendered and not withdrawn by such holders, we or such third party will have the right, upon not less than 10 days nor more than 60 days’ prior notice, provided that such notice is given not more than 30 days following such repurchase pursuant to the Change of Control Offer described above, to redeem all notes that remain outstanding following such purchase on a date specified in such notice (the “Second Change of Control Payment Date”) and at a price in cash equal to 101% of the aggregate principal amount of notes repurchased plus any accrued and unpaid interest on the notes repurchased to, but not including, the Second Change of Control Payment Date.
To the extent that the provisions of any securities laws or regulations conflict with the provisions herein, BD will be required to comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the provisions herein by virtue of such conflicts.

“Change of Control” means the occurrence of any one of the following:
•
the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of BD and its subsidiaries taken as a whole to any Person (including any “person”(as that term is defined in Section 13(d)(3) of the Exchange Act)) other than to BD or one of its subsidiaries;

•
the consummation of any transaction (including without limitation, any merger or consolidation) the result of which is that any Person (including any “person”(as that term is defined in Section 13(d)(3) of the Exchange Act)), other than us or one of our subsidiaries, becomes the “beneficial owner”(as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the outstanding Voting Stock of BD or other Voting Stock into which BD’s Voting Stock is reclassified, consolidated, exchanged or changed, measured by voting power rather than number of shares; or

•	the adoption of a plan relating to the liquidation or dissolution of BD.
Notwithstanding the foregoing, a transaction will not be considered to be a Change of Control if (a) BD becomes a direct or indirect wholly-owned subsidiary of a holding company and (b)(x) immediately following that transaction, the direct or indirect holders of the Voting Stock of the holding company are substantially the same as the holders of BD’s Voting Stock immediately prior to that transaction or (y) immediately following that transaction, no Person is the beneficial owner, directly or indirectly, of more than 50% of the Voting Stock of such holding company.
“Change of Control Triggering Event” means the notes are rated below Investment Grade by each of the Rating Agencies on any date during the period (the “Trigger Period”) commencing on the date of the first public announcement by BD of any Change of Control (or pending Change of Control) and ending 60 days following consummation of that Change of Control (which Trigger Period will be extended following consummation of a Change of Control for so long as any of the Rating Agencies has publicly announced that it is considering a possible ratings downgrade and the downgrade would result in a Change of Control Triggering Event). Unless at least two of the Rating Agencies are providing a rating for the notes at the commencement of any Trigger Period, the notes will be deemed to be rated below Investment Grade by the Rating Agencies during that Trigger Period. Notwithstanding the foregoing, no Change of Control Triggering Event will be deemed to have occurred in connection with (i) any particular Change of Control unless and until such Change of Control has actually been consummated or (ii) any reduction in rating if the Rating Agencies making the reduction in rating to which this definition would otherwise apply do not announce or publicly confirm or inform the Trustee in writing at its request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, a Change of Control (whether or not the Change of Control shall have occurred at the time of the reduction in rating).
“Fitch” means Fitch Ratings, Inc. and its successors.
“Investment Grade” means a rating of Baa3 or better by Moody’s (or its equivalent under any successor rating category of Moody’s); and a rating of BBB- or better by S&P (or its equivalent under any successor rating category of S&P); and a rating of BBB- or better by Fitch (or its equivalent under any successor rating category of Fitch) or the equivalent investment grade credit rating from any additional Rating Agency or Rating Agencies selected by BD in accordance with the definition of “Rating Agency.”
“Moody’s” means Moody’s Investors Service, Inc., a subsidiary of Moody’s Corporation, and its successors.
“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.
“Rating Agency” means each of Fitch, Moody’s and S&P; provided that if any of Fitch, Moody’s or S&P ceases to provide rating services to issuers or investors or fails to make a rating of the notes publicly available for reasons outside of BD’s control, BD may appoint a replacement for that Rating Agency.
“S&P” means S&P Global Ratings, a division of S&P Global Inc., and its successors.
“Voting Stock” of any specified Person as of any date means the capital stock of that Person that is at the time entitled to vote generally in the election of the board of directors of that Person.

Priority
The notes will be our senior unsecured obligations, will rank equally in right of payment with all of our other senior unsecured indebtedness and will be effectively subordinated in right of payment to all of our existing and future secured indebtedness (to the extent of the value of the collateral securing such indebtedness). At December 31, 2020, we had an insignificant amount of secured indebtedness and approximately $17.8 billion of total indebtedness.
The notes offered will also be structurally subordinated to all obligations of our subsidiaries with respect to the assets of such subsidiaries, other than any subsidiaries that may guarantee the notes in the future. As of December 31, 2020, our consolidated subsidiaries had approximately $15.0 million of total indebtedness (which excludes $2.4 billion of senior notes issued on June 4, 2019 by Becton Dickinson Euro Finance S.à r.l., which is an indirect, wholly-owned finance subsidiary of the Company, and fully and unconditionally guaranteed on a senior unsecured basis by the Company).

BOOK-ENTRY; DELIVERY AND FORM
The notes will be issued in registered global form in minimum denominations of $1,000 and multiples of $1,000 in excess of that amount. The notes will initially be represented by one or more fully registered global notes, which we refer to collectively as the “global notes.” Each such global note will be deposited upon issuance with the trustee for the notes as custodian for DTC in New York, New York, and registered in the name of DTC or its nominee, in each case for credit to an account of a direct or indirect participant in DTC as described below. Transfers of beneficial interests in the global notes will be subject to the applicable rules and procedures of DTC and its direct or indirect participants (including, if applicable, those of Euroclear and Clearstream), which may change from time to time.
The following are summaries of certain rules and operating procedures of DTC that affect the payment of principal and interest and the transfers of interests in the global notes. The notes will be issued only in the form of definitive global securities that will be deposited with, or on behalf of, DTC and registered in the name of Cede & Co., as nominee of DTC. Unless and until they are exchanged in whole or in part for notes in definitive form under the limited circumstances described below, a global note may not be transferred except as a whole (1) by DTC to a nominee, (2) by a nominee of DTC to DTC or another nominee of DTC or (3) by DTC or any such nominee to a successor of DTC or a nominee of such successor. Accountholders in the Euroclear or Clearstream clearance systems may hold beneficial interests in the notes through the accounts that each of these systems maintain as participants in DTC.
Ownership of beneficial interests in the global notes will be limited to persons that have accounts with DTC for such global notes, who we refer to as participants, or persons that may hold interests through participants. Upon the issuance of the global notes, DTC will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal amounts of the notes represented by such global notes beneficially owned by such participants.
Ownership of beneficial interests in the global notes will be shown on, and the transfer of such ownership interests will be effected only through, records maintained by DTC (with respect to interests of participants). Beneficial owners will not receive written confirmation from DTC of their purchase. Beneficial owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the participant through which the beneficial owner entered into the transaction. Transfers of ownership interests in the global notes are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interest in the global notes, except as described below. The laws of some states may require that certain purchasers of securities take physical delivery of such securities in definitive form. Such laws may limit or impair the ability to own, transfer or pledge beneficial interests in the global notes.
So long as DTC or its nominee is the registered owner of the global notes, DTC or its nominee, as the case may be, will be considered the sole owner or holder of the notes represented by such global notes for all purposes under the indenture governing the notes. Except as set forth below, owners of beneficial interests in the global notes will not be entitled to have notes represented by such global notes registered in their names, will not receive or be entitled to receive physical delivery of such notes in certificated form and will not be considered the registered owners or holders thereof under the indenture governing the notes. Accordingly, each person owning a beneficial interest in the global notes must rely on the procedures of DTC and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the indenture governing the notes.
We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in any of the global notes desires to give or take any action that a holder is entitled to give or take under the indenture governing the notes, DTC would authorize the participants holding the relevant beneficial interests to give or take such action, and such participants would authorize beneficial owners owning through such participants to give or to take such action or would otherwise act upon the instructions of beneficial owners holding through them.
Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Beneficial owners may wish to take certain steps to augment the transmission to them of notices of significant events with respect to the global notes, such as redemptions, tenders, defaults, and proposed amendments to the note documents.
Principal and interest payments on interests represented by the global notes will be made to DTC or its nominee, as the case may be, as the registered owner of such global notes. None of us, the Trustee, any of our other agents or any agents of the Trustee will have any responsibility or liability for any facet of the records relating to or payments made on account of beneficial ownership of interests. We expect that DTC, upon receipt of any payment of principal or interest in respect of the global notes, will credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in such global notes as shown on the records of DTC. We also expect that payments by participants to owners of beneficial interests in the global notes held through such participants will be governed by standing customer instructions and customary practice, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such participants.
If DTC is at any time unwilling or unable to continue as depository for the global notes, and we fail to appoint a successor depository registered as a clearing agency under the Exchange Act within 90 days, we will issue notes of that series in definitive form in exchange for the global notes. Any notes issued in definitive form in exchange for such global notes will be registered in such name or names, and will be issued in denominations of $1,000 and integral multiples of $1,000 in excess thereof, as DTC shall instruct the Trustee. It is expected that such instructions will be based upon directions received by DTC from participants with respect to ownership of beneficial interests in the global notes.
DTC has advised us that DTC is a limited purpose trust company organized under the Banking Law of the State of New York, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold the securities of its participants and to facilitate the clearance and settlement of transactions among its participants in such securities through electronic book entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC’s participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations, some of which (and/or their representatives) directly or indirectly own DTC. Access to the DTC book-entry system is also available to others, such as banks, brokers and dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.
Same-Day Settlement and Payment
All payments of principal and interest on the notes will be made by us in immediately available funds. The notes will trade in DTC’s Same-Day Funds Settlement System until maturity, and secondary market trading activity in the notes will therefore be required by DTC to settle in immediately available funds.

U.S. FEDERAL INCOME TAX CONSIDERATIONS TO NON-U.S. HOLDERS
The following discussion is a summary of the U.S. federal income tax considerations generally applicable to the ownership and disposition of notes. This discussion does not address specific tax consequences that may be relevant to particular persons in light of their individual circumstances (including, for example, entities treated as partnerships for U.S. federal income tax purposes or partners or members therein, banks or other financial institutions, broker-dealers, insurance companies, regulated investment companies, tax exempt entities, common trust funds, U.S. expatriates, controlled foreign corporations, dealers in securities or currencies, and persons in special situations, such as those who hold the notes as part of a straddle, hedge, synthetic security, conversion transaction or other integrated investment comprised of the notes and one or more other investments). This discussion is limited to non-U.S. holders (as defined below) that purchase the notes in the initial offering at the issue price listed on the cover of this prospectus supplement and that hold such notes as capital assets (generally, property held for investment purposes) for U.S. federal income tax purposes. In addition, this discussion does not describe any tax consequences arising under U.S. federal gift and estate tax, Medicare contribution tax or other U.S. federal tax laws or under the laws of any state, local or foreign jurisdiction. This discussion is based upon the U.S. Internal Revenue Code of 1986, as amended, the Treasury Regulations promulgated thereunder (the “Treasury Regulations”), and administrative and judicial interpretations thereof, all as of the date hereof and all of which are subject to change, possibly with retroactive effect. There can be no assurance that the Internal Revenue Service (the “IRS”) will not challenge one or more of the tax consequences described herein, and we have not obtained, nor do we intend to obtain, a ruling from the IRS with respect to the U.S. federal income tax consequences of acquiring, owning or disposing of the notes.
Prospective purchasers of the notes are urged to consult their tax advisors concerning the U.S. federal income tax consequences to them of acquiring, owning and disposing of the notes, as well as the application of other U.S. federal tax laws and state, local and foreign tax laws.
For purposes of this discussion, a “non-U.S. holder” is a beneficial owner of notes who, for U.S. federal income tax purposes, is not (i) a citizen or individual resident of the United States; (ii) a corporation or other entity treated as a corporation for U.S. federal income tax purposes that is created or organized under the laws of the United States, or any state thereof or the District of Columbia; (iii) an estate whose income is subject to U.S. federal income tax regardless of its source; or (iv) a trust (A) if a U.S. court can exercise primary supervision over the trust’s administration and one or more U.S. persons are authorized to control all substantial decisions of the trust, or (B) that validly elects to be treated as a U.S. person for U.S. federal income tax purposes.
If an entity or arrangement treated as a partnership for U.S. federal income tax purposes is the beneficial owner of notes, the treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. A holder of notes that is a partnership and partners in such a partnership are urged to consult their tax advisors concerning the U.S. federal income tax consequences of acquiring, owning and disposing of notes.
Interest
Subject to the Foreign Account Tax Compliance Act discussion below, a non-U.S. holder will generally not be subject to U.S. federal income or withholding tax on payments of interest on the notes provided that (i) such interest is not effectively connected with the conduct of a trade or business within the United States by the non-U.S. holder (or, if certain tax treaties apply, if such interest is not attributable to a permanent establishment or fixed base within the United States by the non-U.S. holder) and (ii) the non-U.S. holder (A) does not actually or constructively own 10% or more of the total combined voting power of all classes of our voting stock, (B) is not a controlled foreign corporation related to us directly or constructively through stock ownership, and (C) satisfies certain certification requirements. Such certification requirements will be met if (x) the non-U.S. holder provides to the applicable payor its name and address, and certifies on an IRS Form W-8BEN or IRS Form W-8BEN-E (or successor form), under penalties of perjury, that it is not a U.S. person or (y) a securities clearing organization or one of certain other financial institutions holding the note on behalf of the non-U.S. holder certifies on IRS Form W-8IMY, under penalties of perjury, that the certification referred to in clause (x) has been received by it and furnishes the applicable payor with a copy thereof. In addition, the applicable payor must not have actual knowledge or reason to know that the beneficial owner of the notes is a U.S. person.
If interest on the notes is not effectively connected with the conduct of a trade or business in the United States by a non-U.S. holder but such non-U.S. holder cannot satisfy the other requirements outlined in the preceding paragraph, interest on the notes generally will be subject to U.S. federal withholding tax (currently imposed at a 30% rate, or a lower applicable treaty rate).
If interest on the notes is effectively connected with the conduct of a trade or business in the United States by a non-U.S. holder and, if certain tax treaties apply, is attributable to a permanent establishment or fixed base in the United States, then the non-U.S. holder will generally be subject to U.S. federal income tax on such interest in the same manner as if such holder were a U.S. person and, in the case of a non-U.S. holder that is a foreign corporation, may also be subject to the branch profits tax (currently imposed at a rate of 30%, or a lower applicable treaty rate). Any such interest will not also be subject to U.S. federal withholding tax, however, if the non-U.S. holder delivers to us a properly executed IRS Form W-8ECI (or appropriate substitute form) in order to claim an exemption from U.S. federal withholding tax.
Disposition of the Notes
Except with respect to accrued but unpaid interest, which will generally be taxed as described above under “Payments of Interest,” and subject to the Foreign Account Tax Compliance Act (discussed below), a non-U.S. holder will generally not be subject to U.S. federal income tax (or any withholding thereof) with respect to gain, if any, recognized upon the sale, exchange, retirement at maturity, redemption or other taxable disposition of a note (collectively, a “Disposition”) unless (i) the gain is effectively connected with the conduct of a trade or business within the United States by the non-U.S. holder and, if certain tax treaties apply, is attributable to a permanent establishment or fixed base within the United States, or (ii) in the case of a non-U.S. holder that is a nonresident alien individual, such holder is present in the United States for 183 or more days in the taxable year and certain other conditions are satisfied.
In the case of (i) above, any gain or loss recognized by the non-U.S. holder on the Disposition of the notes will generally be subject to U.S. federal income tax in the same manner as if the non-U.S. holder were a U.S. person and, in the case of a non-U.S. holder that is a foreign corporation, may also be subject to the branch profits tax discussed above. In the case of (ii) above, the non-U.S. holder will generally be subject to a 30% tax on any capital gain recognized on the Disposition of the notes (after being offset by certain U.S. source capital losses). These holders are urged to consult their tax advisors with respect to the U.S. tax consequences of the ownership and Disposition of the notes.
Additional Withholding Requirements under the Foreign Account Tax Compliance Act
Withholding at a rate of 30% will generally be required in certain circumstances on interest payable on the notes held by or through certain financial institutions (including investment funds), unless such institution (i) enters into, and complies with, an agreement with the IRS to report, on an annual basis, information with respect to interests in, and accounts maintained by, the institution that are owned by certain U.S. persons or by certain non-U.S. entities that are wholly or partially owned by U.S. persons and to withhold on certain payments, or (ii) if required under an intergovernmental agreement between the United States and an applicable foreign country, reports such information to its local tax authority, which will exchange such information with the U.S. authorities. An intergovernmental agreement between the United States and applicable foreign country may modify these requirements. Accordingly, the entity through which the notes are held will affect the determination of whether such withholding is required. Similarly, interest payable on the notes held by an investor that is a non-financial non-U.S. entity that does not qualify under certain exemptions will generally be subject to withholding at a rate of 30%, unless such entity either (i) certifies to us that such entity does not have any “substantial United States owners” or (ii) provides certain information regarding the entity’s “substantial United States owners,” which will in turn be provided to the U.S. Department of the Treasury. Prospective investors are urged to consult their tax advisors regarding the possible implications of these rules on an investment in the notes.

UNDERWRITING
Becton, Dickinson and the underwriters for the offering named below, for whom Barclays Capital Inc., Citigroup Global Markets Inc., J.P. Morgan Securities LLC and Morgan Stanley & Co. LLC are acting as representatives, have entered into an underwriting agreement with respect to the notes. Subject to the terms and conditions of the underwriting agreement, each underwriter has severally, and not jointly, agreed to purchase the principal amount of the notes indicated in the following table.
Underwriter	Principal Amount of Notes to be Purchased
Barclays Capital Inc.	$
Citigroup Global Markets Inc.
J.P. Morgan Securities LLC
Morgan Stanley & Co. LLC
Total	$
The underwriters are committed to take and pay for all of the notes being offered, if any are taken.
Notes sold by the underwriters to the public will initially be offered at the initial public offering price set forth on the cover of this prospectus supplement. Any notes sold by the underwriters to securities dealers may be sold at a discount from the initial public offering price of up to  % of the principal amount of the notes. Any such securities dealers may resell any notes purchased from the underwriters to certain other brokers or dealers at a discount from the initial public offering price of up to  % of the principal amount of the notes. If all the notes are not sold at the initial public offering price of the notes, the underwriters may change the offering price of the notes and the other selling terms. The offering of the notes by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.
It is expected that delivery of the notes will be made against payment therefor on or about , 2021, which is the third business day following the date of the pricing of the notes. Under Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in two business days unless the parties to that trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes prior to the second business day preceding the settlement date will be required, by virtue of the fact that the notes initially will settle in T + 3, to specify an alternative settlement cycle at the time of any such trade to prevent failed settlement and should consult their own advisors.
To the extent any underwriter that is not a U.S.-registered broker-dealer intends to effect sales of notes in the United States, it will do so through one or more U.S.-registered broker-dealers in accordance with the applicable U.S. securities laws and regulations and the rules of the Financial Industry Regulatory Authority, Inc.
The notes are a new issue of securities with no established trading market. The underwriters have advised us that they currently intend to make a market in the notes. The underwriters, however, are not obligated to do so, and any market-making activity with respect to the notes may be discontinued at any time without notice.
In connection with the offering, the underwriters may purchase and sell notes in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of notes than they are required to purchase in the offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the notes while the offering is in progress.
The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the other underwriters a portion of the underwriting discount received by it because the representatives have repurchased notes sold by or for the account of such underwriter in stabilizing or short covering transactions.
These activities by the underwriters, as well as other purchases by the underwriters for their own accounts, may stabilize, maintain or otherwise affect the market price of the notes. As a result, the price of the notes may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected in the over-the-counter market or otherwise.

We estimate that our share of the total expenses of the offering, excluding the underwriting discount, will be approximately $    million.
We have agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or under certain circumstances to contribute to payments which the underwriters may be required to make in that respect.
The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, principal investment, hedging, financing and brokerage activities. Certain of the underwriters and their respective affiliates have, from time to time, engaged, and may in the future engage in, various investment banking and other commercial dealings in the ordinary course of business with us or our affiliates, for which they received or will receive customary fees and commissions. Certain of the underwriters or their affiliates hold a portion of the outstanding 3.125% Notes. Accordingly, such underwriters or their affiliates will receive a portion of the proceeds of this offering. Certain of the underwriters for this offering were also underwriters for the offerings of certain of our existing senior notes, including the 3.125% Notes.
In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. If any of the underwriters or their affiliates have a lending relationship with us, certain of those underwriters or their affiliates routinely hedge, and certain other of those underwriters may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.
Selling Restrictions
The notes are offered globally for sale only in those jurisdictions in the United States, Europe, Asia and elsewhere where it is lawful to make such offers. The distribution of this prospectus supplement and the accompanying prospectus and the offering or sale of the notes in some jurisdictions may be restricted by law. Persons outside the United States who receive this prospectus supplement and the accompanying prospectus should inform themselves about and observe any applicable restrictions. This prospectus supplement and the accompanying prospectus may not be used for or in connection with an offer or solicitation by any person in any jurisdiction in which that offer or solicitation is not authorized or to any person to whom it is unlawful to make that offer or solicitation.
Canada
The notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement or the accompanying prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.
European Economic Area
The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97 (the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended, the “Prospectus Regulation”). Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.
This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of the notes in any Member State of the EEA (each, a “Relevant State”) will be made pursuant to an exemption under the Prospectus Regulation from the requirement to produce a prospectus for offers of notes. Accordingly, any person making or intending to make any offer in that Relevant State of the notes which are the subject of the offering contemplated by this prospectus supplement and the accompanying prospectus may only do so in circumstances in which no obligation arises for us or any of the underwriters to produce a prospectus pursuant to Article 3 of the Prospectus Regulation in relation to such offer. Neither we nor the underwriters have authorized, nor do we or they authorize, the making of any offer of notes in circumstances in which an obligation arises for us or the underwriters to publish a prospectus for such offer.
United Kingdom
The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom (the “UK”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (“EUWA”); or (ii) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (the “FSMA”) and any rules or regulations made under the FSMA to implement the Insurance Distribution Directive, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA; or (iii) not a qualified investor as defined in Article 2 of the Prospectus Regulation as it forms part of domestic law by virtue of the EUWA. Consequently, no key information document required by the PRIIPs Regulation as it forms part of domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation.
This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of the notes in the UK will be made pursuant to an exemption under the Prospectus Regulation as it forms part of domestic law by virtue of the EUWA (the “UK Prospectus Regulation”) from the requirement to produce a prospectus for offers of notes. Accordingly, any person making or intending to make any offer in the UK of the notes which are the subject of the offering contemplated by this prospectus supplement and the accompanying prospectus may only do so in circumstances in which no obligation arises for us or any of the underwriters to produce a prospectus pursuant to the UK Prospectus Regulation in relation to such offer. Neither we nor the underwriters have authorized, nor do we or they authorize, the making of any offer of notes in circumstances in which an obligation arises for us or the underwriters to publish a prospectus for such offer.
The communication of this prospectus supplement, the accompanying prospectus and any other document or materials relating to the issue of the notes is only being made to those persons in the UK who have professional experience in matters relating to investments and who fall within the definition of investment professionals (as defined in Article 19(5) of the FMSA (Financial Promotion) Order 2005 (as amended, the “Financial Promotion Order”)), or high net worth entities, unincorporated associations and other persons who fall within Article 49(2)(a) to (d) of the Financial Promotion Order, or who are any other persons to whom it may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons”). In the UK, the notes offered hereby are only available to, and any investment or investment activity to which this prospectus supplement and the accompanying prospectus relate will be engaged in only with, relevant persons. Any person in the UK that is not a relevant person should not act or rely on this prospectus supplement or the accompanying prospectus or any of their contents.
France
Neither this prospectus nor any other offering material relating to the notes described in this prospectus has been submitted to the clearance procedures of the Autorité des Marchés Financiers or by the competent authority of another member state of the European Economic Area and notified to the Autorité des Marchés Financiers. The notes have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France. Neither this prospectus nor any other offering material relating to the notes has been or will be:
(a)	released, issued, distributed or caused to be released, issued or distributed to the public in France; or
(b)	used in connection with any offer for subscription or sale of the notes to the public in France
Such offers, sales and distributions will be made in France only:
(a)
to qualified investors (investisseurs qualifiés) and/or to a restricted circle of investors (cercle restreint d’investisseurs), in each case investing for their own account, all as defined in, and in accordance with, articles L.411-2, D.411-1, D.411-2, D.734-1, D.744-1, D.754-1 and D.764-1 of the French Code monétaire et financier;

(b)	to investment services providers authorized to engage in portfolio management on behalf of third parties; or
(c)
in a transaction that, in accordance with article L.411-2-II-1°-or-2°-or 3° of the French Code monétaire et financier and article 211-2 of the General Regulations (Règlement Général) of the Autorité des Marchés Financiers, does not constitute a public offer (appel public à l’épargne).

The notes may be resold directly or indirectly, only in compliance with articles L.411-1, L.411-2, L.412-1 and L.621-8 through L.621-8-3 of the French Code monétaire et financier.
Hong Kong
The notes may not be offered or sold in Hong Kong by means of any document other than (i) to “professional investors” as defined in the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) (the “SFO”) and any rules made thereunder, or (ii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap.32, Laws of Hong Kong) (the “CO”) or which do not constitute an offer to the public within the meaning of the CO. No advertisement, invitation or document relating to the notes may be issued or may be in the possession of any person for the purposes of issue (whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made thereunder.
Japan
The notes have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the Financial Instruments and Exchange Law) and each underwriter has agreed that it will not offer or sell any notes, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

Korea
The notes may not be offered, sold and delivered directly or indirectly, or offered or sold to any person for reoffering or resale, directly or indirectly, in Korea or to any resident of Korea except pursuant to the applicable laws and regulations of Korea, including the Korea Securities and Exchange Act and the Foreign Exchange Transaction Law and the decrees and regulations thereunder. The notes have not been registered with the Financial Services Commission of Korea for public offering in Korea. Furthermore, the notes may not be resold to Korean residents unless the purchaser of the notes complies with all applicable regulatory requirements (including but not limited to government approval requirements under the Foreign Exchange Transaction Law and its subordinate decrees and regulations) in connection with the purchase of the notes.
Singapore
This prospectus supplement and accompanying prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.
Where the notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is: (a) a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within 6 months after that corporation or that trust has acquired the notes pursuant to an offer made under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A)or Section 276(4)(i)(B) of the SFA; (2) where no consideration is or will be given for the transfer; (3) where the transfer is by operation of law; (4) as specified in Section 276 (7) of the SFA; or (5) as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulation 2005 of Singapore.
Singapore Securities and Futures Act Product Classification—Solely for the purposes of its obligations pursuant to sections 309B(1)(a) and 309B(1)(c) of the SFA, we have determined, and hereby notify all relevant persons (as defined in Section 309A of the SFA) that the notes are “prescribed capital markets products”(as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).
Switzerland
The notes may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This prospectus supplement and the accompanying prospectus do not constitute a prospectus within the meaning of, and have been prepared without regard to, the disclosure standards for issuance prospectuses under article 652a or article 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under article 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this prospectus supplement, the accompanying prospectus nor any other offering or marketing material relating to the notes or the offering may be publicly distributed or otherwise made publicly available in Switzerland.
Neither this prospectus supplement, the accompanying prospectus nor any other offering or marketing material relating to the offering, the Company or the notes has been or will be filed with or approved by any Swiss regulatory authority. In particular, this prospectus supplement and the accompanying prospectus will not be filed with, and the offer of notes will not be supervised by, the Swiss Financial Market Supervisory Authority,

and the offer of notes has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (the “CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of the notes.
Taiwan
The notes have not been, and will not be, registered or filed with, or approved by, the Financial Supervisory Commission of Taiwan, the Republic of China (“Taiwan”) and/or other regulatory authority of Taiwan pursuant to applicable securities laws and regulations and may not be sold, issued or offered within the Taiwan through a public offering or in circumstances which constitute an offer within the meaning of the Taiwan Securities and Exchange Act or relevant laws and regulations that requires a registration, filing or approval of the Financial Supervisory Commission of Taiwan and/or other regulatory authority of the Taiwan. No person or entity in Taiwan is authorized to offer, sell or distribute or otherwise intermediate the offering of the notes or the provision of information relating to this prospectus supplement and the accompanying prospectus.
The notes may be made available to Taiwan resident investors outside Taiwan for purchase by such investors outside Taiwan for purchase outside Taiwan by investors residing in Taiwan, but may not be issued, offered sold or resold in Taiwan, unless otherwise permitted by Taiwan laws and regulations. No subscription or other offer to purchase the notes shall be binding on us until received and accepted by us or any underwriter outside of Taiwan (the “Place of Acceptance”), and the purchase/sale contract arising therefrom shall be deemed a contract entered into in the Place of Acceptance.
United Arab Emirates
The offering of the notes has not been approved or licensed by the UAE Central Bank, the UAE Securities and Commodities Authority (“SCA”), the Dubai Financial Services Authority (“DFSA”) or any other relevant licensing authorities in the UAE, and the notes may not be offered to the public in the UAE (including the DIFC). This prospectus supplement and the accompanying prospectus are being issued to a limited number of institutional and individual investors:
(a)
who meet the criteria of a “Qualified Investor” as defined in the SCA Board of Directors Decision No. 3 R.M. of 2017 (but excluding subparagraph 1(d) in the “Qualified Investor” definition relating to natural persons);

(b)
upon their request and confirmation that they understand that the notes have not been approved or licensed by or registered with the UAE Central Bank, the SCA, DFSA or any other relevant licensing authorities or governmental agencies in the UAE; and

upon their confirmation that they understand that the prospectus supplement and the accompanying prospectus must not be provided to any person other than the original recipient, and may not be reproduced or used for any other purpose.

LEGAL MATTERS
Gary DeFazio, Senior Vice President, Corporate Secretary and Associate General Counsel of Becton, Dickinson and Company, will issue an opinion about certain New Jersey law matters in connection with the offering of the notes. The validity of the notes offered hereby will be passed upon for Becton, Dickinson and Company by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York, and will be passed upon for the underwriters by Sullivan & Cromwell LLP, New York, New York.
EXPERTS
The consolidated financial statements of Becton, Dickinson and Company appearing in Becton, Dickinson and Company’s Annual Report (Form 10-K) for the year ended September 30, 2020, and the effectiveness of Becton, Dickinson and Company’s internal control over financial reporting as of September 30, 2020 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

PROSPECTUS

BECTON, DICKINSON AND COMPANY
COMMON STOCK
PREFERRED STOCK
DEPOSITARY SHARES
DEBT SECURITIES
WARRANTS
PURCHASE CONTRACTS
UNITS
BECTON DICKINSON EURO FINANCE S.À R.L.
DEBT SECURITIES
fully and unconditionally guaranteed by Becton, Dickinson and Company
Becton, Dickinson and Company (“BD”) may offer, issue and sell from time to time, in one or more offerings, common stock, preferred stock, depositary receipts, representing fractional shares of our preferred stock, which are called depositary shares, debt securities, warrants, purchase contracts or units that may include any of these securities or securities of other entities.
Becton Dickinson Euro Finance S.à r.l. (“Becton Finance”) may offer, issue and sell from time to time, in one or more offerings, its debt securities, which will be fully and unconditionally guaranteed by BD.
This prospectus describes some of the general terms that may apply to the securities to be offered. The specific terms of any securities to be offered will be described in supplements to this prospectus, which may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable supplement carefully before you make your investment decision.
BD’s common stock is listed on the New York Stock Exchange under the trading symbol “BDX.” If the applicable issuer of the securities to be offered decides to seek a listing of any securities offered by this prospectus, the applicable prospectus supplement will disclose the exchange or market on which such securities will be listed, if any, or where the applicable issuer has made an application for listing, if any.
Investing in these securities involves certain risks. Please refer to the “Risk Factors” section beginning on page 3 and the supplemental risk factors contained in any applicable prospectus supplement and in the documents incorporated by reference for a description of the risks you should consider when evaluating such investment.
None of the Securities and Exchange Commission, the Luxembourg financial sector supervisory authority (the Commission de Surveillance du Secteur Financier) or any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is May 17, 2019

About this Prospectus
This prospectus is part of a registration statement on Form S-3 that we filed with the SEC using a “shelf” registration process. Under this shelf registration process, BD may, from time to time, in one of more offerings, sell any combination of its common stock, preferred stock, depositary shares, debt securities, warrants, purchase contracts and units, and Becton Finance may, from time to time, in one or more offerings, sell debt securities fully and unconditionally guaranteed by BD.
This prospectus provides you with a general description of the securities that the issuers may offer. Each time an issuer uses this prospectus to sell securities, it will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement and any applicable free writing prospectus together with additional information described under the heading “Where You Can Find More Information and Incorporation by Reference.”
You should rely only on the information contained in or incorporated by reference in this prospectus, in any supplement or in any free writing prospectus filed by us with the Securities and Exchange Commission (the “SEC”). We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information contained in or incorporated by reference in this prospectus, in any supplement or in any such free writing prospectus is accurate as of any date other than their respective dates. The terms “BD,” “we,” “us,” and “our” refer to Becton, Dickinson and Company and its subsidiaries, including Becton Finance, except where it is made clear that the terms mean Becton, Dickinson and Company or Becton Finance only. The term “Becton Finance” refers to Becton Dickinson Euro Finance S.à r.l. only. The common stock, preferred stock, depositary shares, debt securities, warrants, purchase contracts and units of BD and the debt securities of Becton Finance and guarantees thereof by BD are collectively referred to as “securities” and each of BD and Becton Finance is referred to as an “issuer,” and they are collectively referred to as “issuers,” in this prospectus.
i

ii

BECTON, DICKINSON AND COMPANY
BD is a global medical technology company engaged in the development, manufacture and sale of a broad range of medical supplies, devices, laboratory equipment and diagnostic products used by healthcare institutions, physicians, life science researchers, clinical laboratories, the pharmaceutical industry and the general public. BD provides customer solutions that are focused on improving medication management and patient safety; supporting infection prevention practices; equipping surgical and interventional procedures; improving drug delivery; aiding anesthesiology care; enhancing the diagnosis of infectious diseases and cancers; advancing cellular research and applications; and supporting the management of diabetes. BD works in close collaboration with customers and partners to help enhance outcomes, lower health care delivery costs, increase efficiencies, improve health care safety and expand access to health.
BD was incorporated under the laws of the State of New Jersey in November 1906, as successor to a New York business started in 1897. BD’s executive offices are located at 1 Becton Drive, Franklin Lakes, New Jersey 07417-1880, and BD’s telephone number is (201) 847-6800. BD’s Internet website is www.bd.com. The information provided on BD’s Internet website is not a part of this prospectus and, therefore, is not incorporated herein by reference.
BECTON DICKINSON EURO FINANCE S.À R.L.
Becton Finance is a private limited liability company (société à responsabilité limitée) organized on April 23, 2019 under the laws of the Grand Duchy of Luxembourg and registered with the Luxembourg Trade and Companies Register under number B234229. Becton Finance’s registered office is at 412F, route d’Esch, L-1471 Luxembourg, Grand Duchy of Luxembourg and its telephone number is +352.27.36.54.42.9.
All of the shares of Becton Finance are owned indirectly by BD.
Becton Finance’s principal activities include debt issuance and intercompany group financing and it has no subsidiaries. Becton Finance holds no material assets and does not engage in any other business activities or operations.
WHERE YOU CAN FIND MORE INFORMATION AND INCORPORATION BY REFERENCE
BD files annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an Internet site at http://www.sec.gov, from which interested persons can electronically access BD’s SEC filings, including the registration statement (of which this prospectus forms a part) and the exhibits and schedules thereto.
Pursuant to Rule 3-10(b) of Regulation S-X (“Rule 3-10(b)”), this prospectus does not contain or incorporate by reference separate financial statements for Becton Finance because Becton Finance is a subsidiary of BD that is 100% owned by BD, and BD files consolidated financial information under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Becton Finance is a “finance subsidiary” of BD as defined in Rule 3-10(b) with no independent function other than financing activities. The financial condition, results of operations and cash flows of Becton Finance are consolidated in the financial statements of BD.
The SEC allows BD to “incorporate by reference” the information BD files with them, which means that BD can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that BD files later with the SEC will automatically update and supersede this information. BD incorporates by reference the documents listed below and any future filings BD makes with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than, in each case, documents or information deemed to have been furnished but not filed in accordance with SEC rules), on or after the date of this prospectus until the termination of the offering under this prospectus and any applicable supplement:
(a)	BD’s Annual Report on Form 10-K for the fiscal year ended September 30, 2018;
(b)
the portions of BD’s Proxy Statement on Schedule 14A for its 2019 annual meeting of stockholders filed with the SEC on December 3, 2018 that are incorporated by reference into its Annual Report on Form 10-K for the fiscal year ended September 30, 2018;

(c)	BD’s Quarterly Reports on Form 10-Q for the three months ended December 31, 2018 and March 31, 2019;

(d)	BD’s Current Reports on Form 8-K filed with the SEC on October 3, 2018 and January 24, 2019; and
(e)
the description of BD’s common stock, par value $1.00 per share, contained in its registration statement on Form 8-A filed with the SEC, including any further amendment or report filed for the purpose of updating such description.

You may request a copy of BD’s filings, at no cost, by writing or telephoning the Office of the Corporate Secretary of Becton, Dickinson and Company, 1 Becton Drive, Franklin Lakes, New Jersey 07417-1880, telephone (201) 847-6800 or by going to BD’s Internet website at www.bd.com. BD’s Internet website address is provided as an inactive textual reference only. The information provided on BD’s Internet website is not part of this prospectus and, therefore, is not incorporated herein by reference.
SPECIAL NOTE ON FORWARD-LOOKING STATEMENTS
This prospectus, any prospectus supplement, any related free writing prospectus or any document incorporated by reference herein and therein may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “plan,” “expect,” “believe,” “intend,” “will,” “may,” “anticipate,” “estimate,” “pro forma” and other words of similar meaning in conjunction with, among other things, discussions of future operations and financial performance (including volume growth, sales and earnings per share growth, and cash flows) and statements regarding our strategy for growth, future product development, regulatory approvals, competitive position and expenditures. All statements that address our future operating performance or events or developments that we expect or anticipate will occur in the future are forward-looking statements.
Forward-looking statements are, and will be, based on BD’s management’s then-current views and assumptions regarding future events, developments and operating performance and speak only as of their dates. Investors should realize that if underlying assumptions prove inaccurate, or risks or uncertainties materialize, actual results could vary materially from expectations and projections. Investors are therefore cautioned not to place undue reliance on any forward-looking statements. Furthermore, we undertake no obligation to update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events and developments or otherwise, except as required by applicable law or regulations.

RISK FACTORS
Investing in our securities involves a high degree of risk. Before acquiring any offered securities pursuant to this prospectus, you should carefully consider the information contained or incorporated by reference in this prospectus or in any accompanying prospectus supplement, including, without limitation, the risk factors described in any applicable prospectus supplement and any risk factors set forth in BD’s period reports and public filings with the SEC, which are incorporated by reference in this prospectus, before making an investment decision. Additional risks and uncertainties not presently known to us or that we deem currently immaterial may also impair our business operations or adversely affect our results of operations or financial condition. The occurrence of any of these risks might cause you to lose all or a part of your investment in the offered securities. See “Where You Can Find More Information and Incorporation by Reference.”
USE OF PROCEEDS
Unless otherwise indicated in the applicable prospectus supplement, the net proceeds from the sale of the securities will be used for general corporate purposes of BD, including working capital, acquisitions, retirement of debt and other business opportunities.
DESCRIPTION OF SECURITIES
This prospectus contains a summary of the securities that the issuers may offer and sell from time to time. These summaries are not meant to be a complete description of each security. The particular terms of any security will be described in the related prospectus supplement.

DESCRIPTION OF CAPITAL STOCK OF BECTON, DICKINSON AND COMPANY
General
As used in this “Description of Capital Stock of Becton, Dickinson and Company” section, the terms “we,” “us,” and “our” refer to BD and not its subsidiaries.
The following description of BD’s capital stock is based upon our restated certificate of incorporation, our by-laws and applicable provisions of law. We have summarized certain portions of our restated certificate of incorporation and by-laws below. The summary is not complete. Our restated certificate of incorporation and by-laws are incorporated by reference in the registration statement for these securities, of which this prospectus forms a part, that we have filed with the SEC. You should read the restated certificate of incorporation and by-laws for the provisions that are important to you. See “Where You Can Find More Information and Incorporation by Reference” for information on how to obtain copies.
We have 640,000,000 shares of authorized common stock, $1.00 par value per share, of which 269,731,903 shares were outstanding as of March 31, 2019. We also have 5,000,000 shares of authorized preferred stock, $1.00 par value per share, of which we had outstanding 2,475,000 shares of our 6.125% Mandatory Convertible Preferred Stock, Series A, liquidation preference $1,000 per share.
Our by-laws also provide that only the Chairman of the Board, the Chief Executive Officer, the President, the board of directors or shareholders who collectively own 25% or more of the voting power of BD’s outstanding stock entitled to vote on the matters to be brought may call special meetings of the stockholders.
Common Stock
Listing
Our outstanding shares of common stock are listed on the New York Stock Exchange (the “NYSE”) under the symbol “BDX.” Any additional common stock we issue also will be listed on the NYSE.
Dividends
Holders of our common stock are entitled to receive dividends when, as and if declared by our board of directors out of any funds legally available for dividends. We will pay dividends on our common stock only if we have paid or provided for dividends on any outstanding series of preferred stock for all prior periods.
Voting
Holders of our common stock are entitled to one vote for each share that they hold and are vested with all of the voting power except as our board of directors may provide in the future with respect to any class or series of preferred stock that the board of directors may hereafter authorize.
Fully Paid
Outstanding shares of our common stock are validly issued, fully paid and non-assessable. Any additional common stock we issue will also be fully paid and non-assessable. Holders of our common stock are not, and will not be, subject to any liability as stockholders.
Other Rights
We will notify common shareholders of any shareholders’ meetings according to applicable law. If we liquidate, dissolve or wind-up our business, either voluntarily or not, common shareholders will share equally in the assets remaining after we pay our creditors and preferred shareholders. The holders of common stock have no preemptive rights to purchase our shares of stock. Shares of common stock are not subject to any redemption or sinking fund provisions and are not convertible into any of our other securities.
Preferred Stock
Our board of directors may, from time to time, authorize the issuance of one or more classes or series of preferred stock without stockholder approval.

The following description of the terms of the preferred stock sets forth certain general terms and provisions of our authorized preferred stock. If we offer preferred stock, a description will be filed with the SEC and the specific designations and rights will be described in the applicable prospectus supplement, including the following terms:
•	the series, the number of shares offered and the liquidation value of the preferred stock;
•	the price at which the preferred stock will be issued;
•	the dividend rate, the dates on which the dividends will be payable and other terms relating to the payment of dividends on the preferred stock;
•	the voting rights of the preferred stock;
•	whether the preferred stock is redeemable or subject to a sinking fund, and the terms of any such redemption or sinking fund;
•	whether the preferred stock is convertible or exchangeable for any other securities, and the terms of any such conversion; and
•	any additional rights, preferences, qualifications, limitations and restrictions of the preferred stock.
The description of the terms of the preferred stock to be set forth in an applicable prospectus supplement will not be complete and will be subject to and qualified in its entirety by reference to the certificate of amendment to our restated certificate of incorporation relating to the applicable series of preferred stock. The registration statement of which this prospectus forms a part will include the certificate of amendment as an exhibit or incorporate it by reference.
Undesignated preferred stock may enable our board of directors to render more difficult or to discourage an attempt to obtain control of us by means of a tender offer, proxy contest, merger or otherwise, and to thereby protect the continuity of our management. The issuance of shares of preferred stock may adversely affect the rights of the holders of our common stock. For example, any preferred stock issued may rank prior to our common stock as to dividend rights, liquidation preference or both, may have full or limited voting rights and may be convertible into shares of common stock. As a result, the issuance of shares of preferred stock may discourage bids for our common stock or may otherwise adversely affect the market price of our common stock or any existing preferred stock.
The preferred stock will, when issued, be fully paid and non-assessable.
Anti-Takeover Provisions
Certain provisions in our restated certificate of incorporation and by-laws, as well as certain provisions of New Jersey law, may make more difficult or discourage a takeover of our business.
Certain Provisions of Our Restated Certificate of Incorporation and By-laws
We currently have the following provisions in our restated certificate of incorporation and by-laws which could be considered “anti-takeover” provisions:
•
an authorization for the issuance of blank check preferred stock. Our board of directors can set the voting rights, redemption rights, conversion rights and other rights relating to such preferred stock and could issue such stock in either private or public transactions. In some circumstances, the blank check preferred stock could be issued and have the effect of preventing a merger, tender offer or other takeover attempt that the board of directors opposes;

•
providing advanced written notice procedures and limitations with respect to shareholder proposals and the nomination of candidates for election as directors other than nominations made by or at the direction of our board of directors;

•
providing a statement that special meetings of our shareholders may only be called by the Chairman of our board of directors, the Chief Executive Officer, the President or our board of directors, or on request in writing of shareholders of record owning 25% or more of the voting power of our outstanding capital stock entitled to vote;

•	allowing our directors to fill vacancies on our board of directors, including vacancies resulting from removal or enlargement of our board of directors;
•	granting our board of directors the authority to amend and repeal our by-laws without a stockholder vote; and
•	permitting a majority of our board of directors to fix the number of directors.
These provisions may have the effect of delaying, deferring or preventing a change in control.
Anti-Takeover Effects of the New Jersey Shareholders Protection Act
We are subject to Section 14A-10A of the New Jersey Shareholders Protection Act, a type of anti-takeover statute designed to protect stockholders against coercive, unfair or inadequate tender offers and other abusive tactics and to encourage any person contemplating a business combination with us to negotiate with our board of directors for the fair and equitable treatment of all stockholders. Subject to certain qualifications and exceptions, the statute prohibits an interested stockholder of a corporation from effecting a business combination with the corporation for a period of five years unless the corporation’s board of directors approved the combination prior to the stockholder becoming an interested stockholder. In addition, but not in limitation of the five-year restriction, if applicable, corporations covered by the New Jersey statute may not engage at any time in a business combination with any interested stockholder of that corporation unless the combination is approved by the board of directors prior to the interested stockholder’s stock acquisition date, the combination receives the approval of two-thirds of the voting stock of the corporation not beneficially owned by the interested stockholder or the combination meets minimum financial terms specified by the statute.
An “interested stockholder” is defined to include any beneficial owner of 10% or more of the voting power of the outstanding voting stock of the corporation and any affiliate or associate of the corporation who within the prior five year period has at any time owned 10% or more of the voting power of the then outstanding stock of the corporation.
The term “business combination” is defined broadly to include, among other things:
•
the merger or consolidation of the corporation with the interested stockholder or any corporation that is or after the merger or consolidation would be an affiliate or associate of the interested stockholder,

•
the sale, lease, exchange, mortgage, pledge, transfer or other disposition to an interested stockholder or any affiliate or associate of the interested stockholder of 10% or more of the corporation’s assets, or

•	the issuance or transfer to an interested stockholder or any affiliate or associate of the interested stockholder of 5% or more of the aggregate market value of the stock of the corporation.
The effect of the statute is to protect non-tendering, post-acquisition minority stockholders from mergers in which they will be “squeezed out” after the merger, by prohibiting transactions in which an acquirer could favor itself at the expense of minority stockholders. The statute generally applies to corporations that are organized under New Jersey law, and have a class of stock registered or traded on a national securities exchange or registered with the SEC pursuant to Section 12(g) of the Exchange Act.
Transfer Agent and Registrar
The transfer agent and registrar for our common stock is Computershare Trust Company, N.A.

DESCRIPTION OF DEPOSITARY SHARES OF BECTON, DICKINSON AND COMPANY
As used in this “Description of Depositary Shares of Becton, Dickinson and Company” section, the terms “we,” “us,” and “our” refer to BD and not its subsidiaries.
BD may issue depositary shares representing fractional interests in shares of our preferred stock of any series. The following description sets forth certain general terms and provisions of the depositary shares to which any prospectus supplement may relate. The particular terms of the depositary shares to which any prospectus supplement may relate and the extent, if any, to which the general terms and provisions may apply to the depositary shares so offered will be described in the applicable prospectus supplement. To the extent that any particular terms of the depositary shares, depositary agreements and depositary receipts described in a prospectus supplement differ from any of the terms described below, then the terms described below will be deemed to have been superseded by that prospectus supplement. We encourage you to read the applicable depositary agreement and depositary receipts for additional information before you decide whether to purchase any of our depositary shares.
In connection with the issuance of any depositary shares, we will enter into a depositary agreement with a bank or trust company, as depositary, which will be named in the applicable prospectus supplement. Depositary shares will be evidenced by depositary receipts issued pursuant to the related depositary agreement. Immediately following our issuance of the security related to the depositary shares, we will deposit the shares of our preferred stock with the relevant depositary and will cause the depositary to issue, on our behalf, the related depositary receipts. Subject to the terms of the depositary agreement, each owner of a depositary receipt will be entitled, in proportion to the fractional interest in the share of preferred stock represented by the related depositary share, to all the rights, preferences and privileges of, and will be subject to all of the limitations and restrictions on, the preferred stock represented by the depositary receipt (including, if applicable, dividend, voting, conversion, exchange, redemption, sinking fund, subscription and liquidation rights).

DESCRIPTION OF DEBT SECURITIES OF BECTON, DICKINSON AND COMPANY
As used in this “Description of Debt Securities of Becton, Dickinson and Company” section, the terms “we,” “us,” and “our” refer to BD and not its subsidiaries.
The following description sets forth general terms and provisions of the debt securities that BD may offer. The applicable prospectus supplement will describe the particular terms of the debt securities being offered and the extent to which these general provisions may apply to those debt securities.
The debt securities will be issued under the indenture, dated March 1, 1997, between us and The Bank of New York Mellon Trust Company, N. A., as trustee. A copy of the indenture is filed with the SEC as an exhibit to the registration statement relating to this prospectus and you should refer to the indenture for provisions that may be important to you. See “Where You Can Find More Information and Incorporation by Reference” for information on how to obtain copies.
General
The debt securities covered by this prospectus will be our senior unsecured obligations. The indenture does not limit the aggregate principal amount of debt securities we can issue. The indenture provides that debt securities may be issued thereunder from time to time in one or more series.
The prospectus supplement relating to any series of debt securities being offered will include specific terms relating to the offering. These terms will include some or all of the following:
•	the designation of the debt securities of the series;
•
any limit upon the aggregate principal amount of the debt securities of the series and any limitation on our ability to increase the aggregate principal amount of debt securities of that series after initial issuance;

•	any date on which the principal of the debt securities of the series is payable (which date may be fixed or extendible);
•	the interest rate or rates and the method for calculating the interest rate;
•
if other than as provided in the indenture, any place where principal of and interest on debt securities of the series will be payable, where debt securities of the series may be surrendered for exchange, where notices or demands may be served and where notice to holders may be published and any time of payment at any place of payment;

•	whether we have a right to redeem debt securities of the series and any terms thereof;
•	whether you have a right to require us to redeem, repurchase or repay debt securities of the series and any terms thereof;
•	if other than denominations of $1,000 and any integral multiple, the denominations in which debt securities of the series shall be issuable;
•	if other than the principal amount, the portion of the principal amount of debt securities of the series which will be payable upon declaration of acceleration of the maturity;
•	if other than U.S. dollars, the currency or currencies in which payment of the principal of and interest on the debt securities of the series will be payable;
•	whether the principal and any premium or interest is payable in a currency other than the currency in which the debt securities are denominated;
•
whether we have an obligation to pay additional amounts on the debt securities of the series in respect of any tax, assessment or governmental charge withheld or deducted and any right that we may have to redeem those debt securities rather than pay the additional amounts;

•	if other than the person acting as trustee, any agent acting with respect to the debt securities of the series;
•	any provisions for the defeasance of any debt securities of the series in addition to, in substitution for or in modification of the provisions described in “— Defeasance and Covenant Defeasance”;

•
the identity of any depositary for registered global securities of the series other than The Depository Trust Company and any circumstances other than those described in “— Global Securities” in which any person may have the right to obtain debt securities in definitive form in exchange;

•	any events of default applicable to any debt securities of the series in addition to, in substitution for or in modification of those described in “— Events of Default”;
•	any covenants applicable to any debt securities of the series in addition to, in substitution for or in modification of those described in “— Covenants”; and
•	any other terms of the debt securities of the series.
The debt securities will be issued in registered form without coupons unless otherwise provided in a supplemental indenture or board resolution. Unless otherwise provided in the applicable prospectus supplement, principal (unless the context otherwise requires, “principal” includes premium, if any) of and any interest on the debt securities will be payable, and the debt securities will be exchangeable and transfers thereof will be registrable, at an office or agency designated for the debt securities, provided that, at our option, payment of interest may be made by check to the address of the person entitled thereto as it appears in the security register. Subject to the limitations provided in the indenture, such services will be provided without charge, other than any tax or other governmental charge payable in connection therewith.
Debt securities may be issued under the indenture as original issue discount securities to be offered and sold at a substantial discount from the principal amount. If any debt securities are original issue discount securities, special federal income tax, accounting and other considerations may apply and will be described in the prospectus supplement relating to the debt securities. “Original Issue Discount Security” means any security which provides for an amount less than the principal amount to be due and payable upon acceleration of the maturity due to the occurrence and continuation of an event of default.
Consolidation, Merger and Sale of Assets
Under the indenture, we have agreed not to consolidate or merge with any other person, sell, transfer, lease or otherwise dispose of all or substantially all of our properties and assets as an entirety unless:
•	we are the surviving person; or
•
the surviving person is a corporation organized and validly existing under the laws of the United States of America or any U.S. State or the District of Columbia and expressly assumes by a supplemental indenture all of our obligations under the debt securities and under the indenture; and

•	immediately before and after the transaction or each series of transactions, no default or event of default shall have occurred and be continuing; and
•	certain other conditions are met.
Upon any such consolidation, merger, sale, transfer, lease or other disposition, the surviving corporation will succeed to, and be substituted for, and may exercise every right and power that we have under the indenture and under the debt securities.
Events of Default
The following are “events of default” under the indenture with respect to debt securities of any series:
•	default in the payment of interest on any debt security when due, which continues for 30 days;
•	default in the payment of principal of any debt security when due;
•	default in the deposit of any sinking fund payment when due;
•
default in the performance of any other obligation contained in the indenture, which default continues for 60 days after we receive written notice of it from the trustee or from the holders of 25% in principal amount of the outstanding debt securities of that series;

•	specified events of bankruptcy, insolvency or reorganization of our company for the benefit of our creditors; or
•	any other event of default established for the debt securities of that series.

If an event of default for any series of debt securities occurs and is continuing, the trustee or the holders of at least 25% in aggregate principal amount of the debt securities of the series may require us to repay immediately:
•	the entire principal of the debt securities of that series; or
•	if the debt securities are original issue discount securities, that portion of the principal as may be described in the applicable prospectus supplement.
At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree based on that acceleration has been obtained, the holders of a majority in principal amount of the debt securities of that series may, under certain circumstances, waive all defaults with respect to that series and rescind and annul the acceleration.
We are required to furnish to the trustee annually an Officers’ Certificate as to our compliance with all conditions and covenants under the indenture. We must notify the trustee within five days of any default or event of default.
The indenture provides that the trustee will, within 60 days after the occurrence of a default with respect to the debt securities of any series, give to the holders of the debt securities notice of all defaults. In certain instances, the trustee may withhold that notice if and so long as a responsible officer of the trustee in good faith determines that withholding the notice is in the interest of the holders of the debt securities. By “default” we mean any event which is, or after notice or passage of time would be, an event of default.
The indenture provides that the holders of a majority in aggregate principal amount of the then outstanding debt securities, by notice to the trustee, may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee.
Subject to the further conditions contained in the indenture, the holders of a majority in aggregate principal amount outstanding of the debt securities of any series may waive, on behalf of the holders of all debt securities of that series, any past default or event of default and its consequences except a default or event of default:
•	in the payment of the principal of, or interest on, any debt security of that series; or
•
in respect of a covenant or provision of such indenture which cannot under the terms of the indenture be amended or modified without the consent of the holder of each outstanding debt security that is adversely affected thereby.

The applicable prospectus supplement will describe any provisions for events of default applicable to the debt securities of any series in addition to, in substitution for, or in modification of, the provisions described above.
Covenants
We have agreed to some restrictions on our activities for the benefit of holders of the debt securities. Unless we state otherwise in the applicable prospectus supplement , the restrictive covenants summarized below will apply so long as any of the debt securities are outstanding, unless the covenants are waived or amended. The applicable prospectus supplement may contain different covenants. We have provided the definitions to define the capitalized words used in describing the covenants.
Definitions
“Attributable Debt” means, with respect to a lease which we or any Restricted Subsidiary is at any time liable as a lessee, the total net amount of rent (discounted at a rate per annum equivalent to the interest rate inherent in such lease, as we determine in good faith, compounded semiannually) required to be paid during the remaining term of such lease, including any period for which such lease has been extended or may, at the option of the lessor, be extended.
“Consolidated Net Tangible Assets” with respect to any Person means the total amount of such Person and the Subsidiaries’ assets (less applicable reserves and other properly deductible items) after deducting (i) all current liabilities (excluding any liabilities constituting funded debt by reason of being renewable or extendible), (ii) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles, (iii) investments in and advances to Subsidiaries which are not Restricted Subsidiaries, and (iv) minority interests in the equity of Restricted Subsidiaries, all as determined on a consolidated basis in conformity with GAAP and set forth on the most recent consolidated balance sheet of such Person and its Subsidiaries.
“Funded Debt” means all indebtedness for borrowed money maturing more than 12 months after the time of computation thereof, guarantees of such indebtedness of others (except guarantees of collection arising in the ordinary course of business), and all obligations in respect of lease rentals which, under generally accepted accounting principles, are shown on a balance sheet as a non-current liability.
“Principal Property” means any building, structure or other facility (together with the land on which it is erected and fixtures comprising a part thereof) now owned or hereafter acquired by us or any Restricted Subsidiary and used primarily for manufacturing, processing or warehousing and located in the United States (excluding its territories and possessions, but including Puerto Rico), the gross book value (without deduction of any depreciation reserves) of which is in excess of 2.0% of Consolidated Net Tangible Assets of BD, other than any such building, structure or other facility or portion which, in the opinion of our board of directors, is not of material importance to the total business conducted by us and our Restricted Subsidiaries as an entirety.
“Restricted Subsidiary” means any subsidiary that substantially all of the property and operations of which are located in the United States (excluding its territories and possessions, but including Puerto Rico), and which owns or leases a Principal Property, except a subsidiary which is primarily engaged in the business of a finance company.
“Subsidiary” means a corporation more than 50% of the outstanding voting stock of which is owned, directly or indirectly, by us or by one or more other subsidiaries, or by us and by one or more other subsidiaries.
Restrictions on Secured Debt
If we or any Restricted Subsidiary incurs, issues, assumes or guarantees any debt secured by a mortgage on any Principal Property or on any shares of stock or debt of any Restricted Subsidiary, we will secure, or cause such Restricted Subsidiary to secure, the debt securities (and, if we choose, any other debt of ours or that Restricted Subsidiary which is not subordinate to the debt securities) equally and ratably with (or prior to) such secured debt. However, we may incur secured debt without securing this debt, if the aggregate amount of all such debt so secured, together with all our and our Restricted Subsidiaries’ Attributable Debt in respect of certain sale and leaseback transactions involving Principal Properties, would not exceed 10% of Consolidated Net Tangible Assets. This restriction will not apply to, and we will exclude from our calculation of secured debt for the purposes of this restriction, debt secured by:
•	mortgages existing on properties on the date of the indenture,
•	mortgages on properties, shares of stock or debt existing at the time of acquisition (including acquisition through merger or consolidation), purchase money mortgages and construction mortgages,
•	mortgages on property of, or on any shares of stock or debt of, any corporation existing at the time that corporation becomes a Restricted Subsidiary,
•	mortgages in favor of Federal and State governmental bodies to secure progress, advance or other payments pursuant to any contract or provision of any statute,
•	mortgages in favor of us or a Restricted Subsidiary,
•	mortgages in connection with the issuance of tax-exempt industrial development bonds,
•
mortgages under workers’ compensation laws, unemployment insurance laws or similar legislation, or deposit bonds to secure statutory obligations (or pledges or deposits for similar purposes in the ordinary course of business), or liens imposed by law and certain other liens or other encumbrances, and

•	subject to certain limitations, any extension, renewal or replacement of any mortgage referred to in the foregoing clauses.

Restrictions on Sale and Leasebacks
We have agreed that we will not, and we will not permit any of our Restricted Subsidiaries to, enter into any sale and leaseback transaction involving the taking back of a lease, for a period of three or more years, of any Principal Property, the acquisition, completion of construction or commencement of full operation of which has occurred more than 120 days prior thereto, unless:
•	the commitment to enter into the sale and leaseback transaction was obtained during that 120-day period;
•
we or our Restricted Subsidiaries could create debt secured by a mortgage on the Principal Property as described under “— Restrictions on Secured Debt” above in an amount equal to the Attributable Debt with respect to the sale and leaseback transaction without equally and ratably securing the debt securities;

•	within 120 days after the sale or transfer, we designate an amount to the retirement of Funded Debt, subject to credits for voluntary retirements of Funded Debt, equal to the greater of
(i)	the net proceeds of the sale of the Principal Property and
(ii)	the fair market value of the Principal Property, or
•
we or any Restricted Subsidiary, within a period commencing 180 days prior to and ending 180 days after the sale or transfer, have expended or reasonably expect to expend within such period any monies to acquire or construct any Principal Property or properties in which event we or that Restricted Subsidiary enter into the sale and leaseback transaction, but (unless certain other conditions are met) only to the extent that the Attributable Debt with respect to the sale and leaseback transaction is less than the monies expended or to be expended.

These restrictions will not apply to any sale and leaseback transactions between us and a Restricted Subsidiary or between a Restricted Subsidiary and another Restricted Subsidiary.
Modification and Waiver
Under the indenture we and the trustee may enter into one or more supplemental indentures without the consent of the holders of debt securities in order to:
•	evidence the succession of another corporation to our company and the assumption of our covenants by that successor,
•	provide for a successor trustee with respect to the debt securities of all or any series,
•	establish the forms and terms of the debt securities of any series,
•	provide for uncertificated or unregistered debt securities, or
•	cure any ambiguity or correct any mistake or to make any change that does not materially adversely affect the legal rights of any holder of the debt securities under the indenture.
We and the trustee may, with the consent of the holders of a majority in principal amount of the outstanding debt securities of each affected series, amend the indenture and the debt securities of any series for the purpose of adding any provisions to or changing or eliminating any provisions of the indenture or modifying the rights of holders of debt securities under the indenture. However, without the consent of each holder of any debt security affected, we may not amend or modify the indenture to:
•	change the stated maturity date of any installment of principal of, or interest on, any debt security,
•	reduce the principal amount of, or the rate of interest on, any debt security,
•	adversely affect the rights of any debt security holder under any mandatory redemption or repurchase provision,
•	reduce the amount of principal of an original issue discount security payable upon acceleration of its maturity,

•	change the place or currency of payment of principal of, or any premium or interest on, any debt security,
•	impair the right to institute suit for the enforcement of any payment or delivery on or with respect to any debt security,
•
reduce the percentage in principal amount of debt securities of any series, the consent of whose holders is required to modify or amend the indenture or to waive compliance with certain provisions of the indenture,

•	reduce the percentage in principal amount of debt securities of any series, the consent of whose holders is required to waive any past default,
•	waive a default in the payment of principal of, or interest on, any debt security,
•	change any of our obligations to maintain offices or agencies where the debt securities may be surrendered for payment, registration or transfer and where notices and demands may be served upon us, or
•
change any of the above provisions, except to increase any such percentage or to provide that certain other provisions of the indenture cannot be modified or waived without the consent of each holder of any debt security affected.

Defeasance and Covenant Defeasance
When we use the term “defeasance,” we mean discharge from some or all of our obligations under the indenture. Unless the terms of the debt securities of any series provide otherwise, we may elect either:
•	to defease and be discharged from any and all obligations with respect to
•	debt securities of any series payable within one year, or
•	other debt securities of any series upon the conditions described below; or
•
to be released from our obligations with respect to covenants described under “— Covenants” above and, if specified in the applicable prospectus supplement, other covenants applicable to the debt securities of any series (“covenant defeasance”), upon (or, with respect to defeasance of debt securities payable later than one year from the date of defeasance, on the 91st day after) the deposit with the trustee, in trust for that purpose, of money and/or U.S. Government obligations which through the payment of principal and interest in accordance with their terms will provide money in an amount sufficient without reinvestment to pay the principal of and interest on the debt securities.
As a condition to defeasance of any debt securities of any series payable later than one year from the time of defeasance, we must deliver to the trustee an opinion of counsel and/or a ruling of the Internal Revenue Service to the effect that holders of the debt securities will not recognize income, gain or loss for Federal income tax purposes as a result of that defeasance and will be subject to Federal income tax on the same amount and in the same manner and at the same times as would have been the case if the defeasance or covenant defeasance had not occurred.
We may exercise either defeasance option with respect to the debt securities of any series notwithstanding our prior exercise of our covenant defeasance option. If we exercise our defeasance option, payment of the debt securities of any series may not be accelerated because of a default or an event of default. If we exercise our covenant defeasance option, payment of the debt securities of any series may not be accelerated by reason of an event of default with respect to the covenants to which the covenant defeasance applies. If acceleration were to occur by reason of another event of default, the realizable value at the acceleration date of the money and U.S. Government obligations in the defeasance trust could be less than the principal and interest then due on the debt securities. In other words, the required deposit in the defeasance trust is based upon scheduled cash flow rather than market value, which will vary depending upon interest rates and other factors. We will, however, remain liable for such payments at the time of the acceleration.

Governing Law
The indenture and the debt securities are governed by and construed in accordance with the laws of the State of New York.
The Trustee
We maintain a banking relationship with the trustee or its affiliates. An affiliate of the trustee is also one of the broker-dealers we use in connection with our share repurchase program.

DESCRIPTION OF WARRANTS OF BECTON, DICKINSON AND COMPANY
As used in this “Description of Warrants of Becton, Dickinson and Company” section, the terms “we,” “us,” and “our” refer to BD and not its subsidiaries.
BD may issue warrants to purchase debt securities, preferred stock or common stock. We may offer warrants separately or together with one or more additional warrants, debt securities or common stock, or any combination of those securities in the form of units, as described in the applicable prospectus supplement. If we issue warrants as part of a unit, the applicable prospectus supplement will specify whether those warrants may be separated from the other securities in the unit prior to the warrants’ expiration date. Below is a description of the general terms and provisions of the warrants that we may offer. Further terms of the warrants will be described in the applicable prospectus supplement.
The applicable prospectus supplement will contain, where applicable, the following terms of and other information relating to the warrants:
•	the specific designation and aggregate number of, and the price at which we will issue, the warrants;
•	the currency or currency units in which the offering price, if any, and the exercise price are payable;
•
the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

•
whether the warrants will be issued in fully registered form or bearer form, in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

•	any applicable material U.S. federal income tax consequences;
•	the identity of the warrant agent for the warrants and of any other depositories, execution or paying agents, transfer agents, registrars or other agents;
•	the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;
•	whether the warrants are to be sold separately or with other securities as parts of units;
•	if applicable, the designation and terms of the debt securities, preferred stock or common stock with which the warrants are issued and the number of warrants issued with each security;
•	if applicable, the date from and after which the warrants and the related debt securities, preferred stock or common stock will be separately transferable;
•	the designation, aggregate principal amount, currency and terms of the debt securities that may be purchased upon exercise of the warrants;
•	the number of shares of common stock or preferred stock purchasable upon exercise of a warrant and the price at which those shares may be purchased;
•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;
•	information with respect to book-entry procedures, if any;
•	any anti-dilution provisions of the warrants;
•	any redemption or call provisions; and
•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

DESCRIPTION OF PURCHASE CONTRACTS OF BECTON, DICKINSON AND COMPANY
As used in this “Description of Purchase Contracts of Becton, Dickinson and Company” section, the terms “we,” “us,” and “our” refer to BD and not its subsidiaries.
BD may issue purchase contracts for the purchase or sale of:
•
debt securities or equity securities issued by us or securities of third parties, a basket of such securities, an index or indices of such securities or any combination as specified in the applicable prospectus supplement;

•	currencies; or
•	commodities.
We may issue purchase contracts obligating holders to purchase from us, and obligating us to sell to holders, a specified or varying number of securities, currencies or commodities at a purchase price, which may be based on a formula, at a future date. Alternatively, we may issue purchase contracts obligating us to purchase from holders, and obligating holders to sell to us, a specified or varying number of securities, currencies or commodities at a purchase price, which may be based on a formula, at a future date. We may be entitled to satisfy our obligations, if any, with respect to any purchase contract by delivering the cash value of that purchase contract or the cash value of the property otherwise deliverable or, in the case of purchase contracts on underlying currencies, by delivering the underlying currencies, as set forth in the applicable prospectus supplement. The applicable prospectus supplement will specify the methods by which the holders may purchase or sell those securities, currencies or commodities and any acceleration, cancellation or termination provisions or other provisions relating to the settlement of a purchase contract. The purchase contracts may be entered into separately or as a part of units.
The purchase contracts may require us to make periodic payments to the holders thereof or vice versa, and these payments may be unsecured or prefunded and may be paid on a current or deferred basis. The purchase contracts may require holders to secure their obligations under the contracts in a specified manner to be described in the applicable prospectus supplement. Alternatively, purchase contracts may require holders to satisfy their obligations thereunder when the purchase contracts are issued.

DESCRIPTION OF UNITS OF BECTON, DICKINSON AND COMPANY
As specified in the applicable prospectus supplement, BD may issue units consisting of one or more purchase contracts, warrants, debt securities, shares of common stock or preferred stock or any combination of these securities, or securities of other entities. The applicable prospectus supplement will describe:
•
the terms of the units and of the purchase contracts, warrants, debt securities, preferred stock and common stock comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

•	a description of the terms of any unit agreement governing the units; and
•	a description of the provisions for the payment, settlement, transfer or exchange of the units.

DESCRIPTION OF DEBT SECURITIES OF BECTON DICKINSON EURO FINANCE S.À R.L.
The following description sets forth general terms and provisions of the debt securities that Becton Finance may offer and guarantees thereof by BD (in its role as guarantor under the Finance Indenture (as defined below), the “Guarantor”). The applicable prospectus supplement will describe the particular terms of the debt securities and guarantees thereof being offered and the extent to which these general provisions may apply to those debt securities.
The debt securities of Becton Finance are to be issued under the indenture, dated May 17, 2019 (the “Finance Indenture”), among Becton Finance, BD, as guarantor, and The Bank of New York Mellon Trust Company, N. A., as trustee. The Finance Indenture has been filed with the SEC as an exhibit to the registration statement relating to this prospectus and you should refer to the Finance Indenture for provisions that may be important to you. See “Where You Can Find More Information and Incorporation by Reference” for information on how to obtain copies. When used under this “Description of Debt Securities of Becton Dickinson Euro Finance S.à r.l.” section, the terms “debt security” and “debt securities” refer to the debt securities issued under the Finance Indenture.
General
The debt securities of Becton Finance covered by this prospectus will be Becton Finance’s direct, senior and unsecured obligations and will be pari passu in right of payment with all of Becton Finance’s other senior and unsecured obligations outstanding from time to time. The Guarantor will fully and unconditionally guarantee (1) the full and punctual payment, when due, whether at stated maturity, by acceleration, by redemption or otherwise, of all obligations of Becton Finance under the finance indenture and the debt securities issued thereunder and (2) the full and punctual performance within applicable grace periods of all other obligations of Becton Finance under the Finance Indenture and the debt securities issued thereunder. Each guarantee of debt securities will be a senior unsecured obligation of the Guarantor and will be pari passu in right of payment with all of its current and future senior unsecured indebtedness unless otherwise provided in a prospectus supplement. The guarantee provides that a holder of a debt security of Becton Finance may initiate action against the Guarantor to enforce the guarantee without first proceeding against Becton Finance. The Finance Indenture does not limit the aggregate principal amount of debt securities that Becton Finance can issue. The Finance Indenture provides that debt securities may be issued thereunder from time to time in one or more series.
The prospectus supplement relating to any series of debt securities of Becton Finance being offered will include specific terms relating to the offering. These terms will include some or all of the following:
•	the designation of the debt securities of the series;
•
any limit upon the aggregate principal amount of the debt securities of the series and any limitation on our ability to increase the aggregate principal amount of debt securities of that series after initial issuance;

•	any date on which the principal of the debt securities of the series is payable (which date may be fixed or extendible);
•	the interest rate or rates and the method for calculating the interest rate;
•
if other than as provided in the Finance Indenture, any place where principal of and interest on debt securities of the series will be payable, where debt securities of the series may be surrendered for exchange, where notices or demands may be served and where notice to holders may be published and any time of payment at any place of payment;

•	whether Becton Finance has a right to redeem debt securities of the series and any terms thereof;
•	whether you have a right to require Becton Finance to redeem, repurchase or repay debt securities of the series and any terms thereof;
•	if other than denominations of $1,000 and any integral multiple, the denominations in which debt securities of the series shall be issuable;
•	if other than the principal amount, the portion of the principal amount of debt securities of the series which will be payable upon declaration of acceleration of the maturity;

•	if other than U.S. dollars, the currency or currencies in which payment of the principal of and interest on the debt securities of the series will be payable;
•	whether the principal and any premium or interest is payable in a currency other than the currency in which the debt securities are denominated;
•
whether Becton Finance has an obligation to pay additional amounts on the debt securities of the series in respect of any tax, assessment or governmental charge withheld or deducted and any right that Becton Finance may have to redeem those debt securities rather than pay the additional amounts;

•	if other than the person acting as trustee, any agent acting with respect to the debt securities of the series;
•	any provisions for the defeasance of any debt securities of the series in addition to, in substitution for or in modification of the provisions described in “— Defeasance and Covenant Defeasance”;
•
the identity of any depositary for registered global securities of the series other than The Depository Trust Company and any circumstances other than those described in “— Global Securities” in which any person may have the right to obtain debt securities in definitive form in exchange;

•	any events of default applicable to any debt securities of the series in addition to, in substitution for or in modification of those described in “— Events of Default”;
•	any covenants applicable to any debt securities of the series in addition to, in substitution for or in modification of those described in “— Covenants”;
•	the terms of the guarantees by the Guarantor, including any corresponding changes to the provisions of the Finance Indenture; and
•	any other terms of the debt securities of the series.
The debt securities will be issued in registered form without coupons unless otherwise provided in a supplemental indenture or board resolution. Unless otherwise provided in the applicable prospectus supplement, principal (unless the context otherwise requires, “principal” includes premium, if any) of and any interest on the debt securities will be payable, and the debt securities will be exchangeable and transfers thereof will be registrable, at an office or agency designated for the debt securities, provided that, at Becton Finance’s option, payment of interest may be made by check to the address of the person entitled thereto as it appears in the security register. Subject to the limitations provided in the Finance Indenture, such services will be provided without charge, other than any tax or other governmental charge payable in connection therewith.
Debt securities may be issued under the Finance Indenture as original issue discount securities to be offered and sold at a substantial discount from the principal amount. If any debt securities are original issue discount securities, special federal income tax, accounting and other considerations may apply and will be described in the prospectus supplement relating to the debt securities. “Original Issue Discount Security” means any security which provides for an amount less than the principal amount to be due and payable upon acceleration of the maturity due to the occurrence and continuation of an event of default.
Consolidation, Merger and Sale of Assets
Under the Finance Indenture, Becton Finance and the Guarantor have agreed not to consolidate or merge with any other person, sell, transfer, lease or otherwise dispose of all or substantially all of its properties and assets as an entirety unless:
•	the surviving person is Becton Finance or the Guarantor; or
•
the surviving person is a corporation, partnership, limited liability company, an association, trust or other entity organized and validly existing under the laws of the United States of America, any U.S. State or the District of Columbia, any member state of the European Union, Ireland, Canada, United Kingdom, Bermuda, the Cayman Islands, Singapore, Hong Kong, Switzerland or the United Arab Emirates and expressly assumes by a supplemental indenture all of the obligations of Becton Finance under the debt securities and under the Finance Indenture; and

•	immediately after the transaction or each series of transactions, no default or event of default shall have occurred and be continuing; and
•	certain other conditions are met.

Upon any such consolidation, merger, sale, transfer, lease or other disposition, the surviving entity will succeed to, and be substituted for, and may exercise every right and power that Becton Finance has under the Finance Indenture and under the debt securities.
The Finance Indenture provides that the Guarantor will not consolidate or merge with any other person, sell, transfer, lease or otherwise dispose of all or substantially all of its properties and assets as an entirety unless:
•	the Guarantor is the surviving person; or
•
the surviving person is a corporation, partnership, limited liability company, an association, trust or other entity organized and validly existing under the laws of the United States of America, any U.S. State or the District of Columbia, any member state of the European Union, Ireland, Canada, United Kingdom, Singapore, Hong Kong or Switzerland and expressly assumes by a supplemental indenture all of the obligations of the Guarantor under the debt securities and under the Finance Indenture; and

•	immediately after the transaction or each series of transactions, no default or event of default shall have occurred and be continuing; and
•	certain other conditions are met.
Upon any such consolidation, merger, sale, transfer, lease or other disposition, the surviving entity will succeed to, and be substituted for, and may exercise every right and power that the Guarantor has under the Finance Indenture and under the debt securities.
Events of Default
The following are “events of default” under the Finance Indenture with respect to debt securities of any series:
•	default in the payment of interest on any debt security when due, which continues for 30 days;
•	default in the payment of principal of any debt security when due;
•	default in the deposit of any sinking fund payment when due;
•
default in the performance of any other of Becton Finance’s or the Guarantor’s obligations contained in the Finance Indenture, which default continues for 60 days after Becton Finance receives written notice of it from the trustee or from the holders of 25% in principal amount of the outstanding debt securities of that series;

•	specified events of bankruptcy, insolvency or reorganization of Becton Finance or the Guarantor for the benefit of their respective creditors;
•
a guarantee of the Guarantor ceases to be in full force and effect or is declared to be null and void and unenforceable or such guarantee is found to be invalid or the Guarantor denies its liability under such guarantee (other than by reason of release of the Guarantor in accordance with the terms of the Finance Indenture); or

•	any other event of default established for the debt securities of that series.
If an event of default for any series of debt securities occurs and is continuing, the trustee or the holders of at least 25% in aggregate principal amount of the debt securities of the series may require Becton Finance to repay immediately:
•	the entire principal of the debt securities of that series; or
•	if the debt securities are original issue discount securities, that portion of the principal as may be described in the applicable prospectus supplement.
At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree based on that acceleration has been obtained, the holders of a majority in principal amount of the debt securities of that series may, under certain circumstances, waive all defaults with respect to that series and rescind and annul the acceleration.

Becton Finance is required to furnish to the trustee annually an officer’s certificate as to its compliance with all conditions and covenants under the Finance Indenture. Becton Finance must notify the trustee within five days of any default or event of default.
The Finance Indenture provides that the trustee will, within 60 days after a responsible officer of the trustee receives written notice of the occurrence of a default with respect to the debt securities of any series, give to the holders of the debt securities notice of all defaults. In certain instances, the trustee may withhold that notice if and so long as a responsible officer of the trustee in good faith determines that withholding the notice is in the interest of the holders of the debt securities. As used in this “Description of Debt Securities of Becton Dickinson Euro Finance S.à r.l.” section, the term “default” means any event which is, or after notice or passage of time would be, an event of default.
The Finance Indenture provides that the holders of a majority in aggregate principal amount of the then outstanding debt securities, by notice to the trustee, may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee.
Subject to the further conditions contained in the Finance Indenture, the holders of a majority in aggregate principal amount outstanding of the debt securities of any series may waive, on behalf of the holders of all debt securities of that series, any past default or event of default and its consequences except a default or event of default:
•	in the payment of the principal of, or interest on, any debt security of that series; or
•
in respect of a covenant or provision of such Finance Indenture which cannot under the terms of the Finance Indenture be amended or modified without the consent of the holder of each outstanding debt security that is adversely affected thereby.

The applicable prospectus supplement will describe any provisions for events of default applicable to the debt securities of any series in addition to, in substitution for, or in modification of, the provisions described above.
Guarantees
The Guarantor will fully and unconditionally guarantee all obligations of Becton Finance under the Finance Indenture and the related debt securities. Unless otherwise provided in a prospectus supplement, each guarantee will be a senior unsecured obligation of the Guarantor.
The Guarantor may, without the consent of holders, assume all of the rights and obligations of Becton Finance under the Finance Indenture and the applicable debt securities if, after giving effect to such assumption, no default or event of default shall have occurred and be continuing. The Guarantor is required to assume all rights and obligations of Becton Finance under the Finance Indenture with respect to a series of debt securities if, upon a payment default by Becton Finance with respect to such series, the Guarantor is prevented by judicial proceeding from fulfilling its obligations under the guarantee with respect to such series of debt securities. Upon any such assumption by the Guarantor, the Guarantor will execute a supplemental indenture evidencing the assumption and Becton Finance shall be released from its liabilities as obligor on the applicable debt securities.
Covenants
The Guarantor has agreed to certain restrictions on its activities for the benefit of holders of the debt securities. Unless stated otherwise in an applicable prospectus supplement, the restrictive covenants summarized below will apply so long as any of the debt securities are outstanding, unless the covenants are waived or amended. The applicable prospectus supplement may contain different covenants. The definitions to define the capitalized words used in describing the covenants have been provided.
Definitions
“Attributable Debt” means as to any particular lease which the Guarantor or any Restricted Subsidiary is at any time liable as lessee and at any date as of which the amount thereof is to be determined, the total net obligations of the lessee for rental payments during the remaining term of the lease (including any period for which such lease has been extended or may, at the option of the lessor, be extended) discounted from the respective due dates thereof to such date at a rate per annum equivalent to the interest rate inherent in such lease (as determined in good faith by the Guarantor’s board of directors) compounded semi-annually.

“Consolidated Net Tangible Assets” with respect to any Person means, as at any date of determination, the total amount of assets (less applicable reserves and other properly deductible items) of such Person and its Subsidiaries determined on a consolidated basis in conformity with GAAP and set forth on the most recent consolidated balance sheet of such Person and its Subsidiaries preceding such date of determination after deducting therefrom (a) all current liabilities (excluding liabilities constituting Funded Debt by reason of being renewable or extendible), (b) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles, (c) investments in and advances to Subsidiaries which are not Restricted Subsidiaries, and (d) minority interests in the equity of Restricted Subsidiaries, all as determined on a consolidated basis in conformity with GAAP and set forth on such most recent consolidated balance sheet of such Person and its Subsidiaries.
“Funded Debt” means (a) all indebtedness for money borrowed (including the debt securities of Becton Finance) which by its terms matures more than twelve months after the time of the computation of the amount thereof or which is extendible or renewable at the option of the obligor on such indebtedness to a time more than twelve months after the time of the computation of the amount thereof (excluding any amount thereof which is included in current liabilities), (b) all guarantees, direct or indirect, of any such indebtedness of others, other than any guarantee of collection arising in the ordinary course of business, and (c) all obligations in respect of lease rentals which, under generally accepted accounting principles, are shown on a balance sheet of the obligor as a liability item other than a current liability.
“Person” means an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.
“Principal Property” means any building, structure or other facility, together with the land upon which it is erected and fixtures comprising a part thereof, now owned or hereafter acquired by the Guarantor or any Restricted Subsidiary and used primarily for manufacturing, processing or warehousing and located in the United States of America or the Commonwealth of Puerto Rico, the gross book value (without deduction of any depreciation reserves) of which at the time the determination is being made exceeds 2.0% of the Consolidated Net Tangible Assets of the Guarantor, other than any such building, structure or other facility or portion thereof which, in the opinion of the Guarantor’s board of directors expressed in a board resolution, is not of material importance to the total business conducted by the Guarantor and its Restricted Subsidiaries as an entirety.
“Restricted Subsidiary” means any Subsidiary of the Guarantor (a) substantially all of the property of which is located, and substantially all of the operations of which are conducted in the United States of America or the Commonwealth of Puerto Rico, and (b) which owns or leases a Principal Property, except a Subsidiary which is primarily engaged in the business of a finance company.
“Subsidiary” means, with respect to any Person, any corporation, association or other business entity of which more than 50% of the outstanding voting stock is owned, directly or indirectly, by such Person.
Restrictions on Secured Debt
If the Guarantor or any Restricted Subsidiary incurs, issues, assumes or guarantees any debt secured by a mortgage on any Principal Property or on any shares of stock or debt of any Restricted Subsidiary, the Guarantor will secure, or cause such Restricted Subsidiary to secure, the debt securities (and, if the Guarantor chooses, any other debt of ours or that Restricted Subsidiary which is not subordinate to the debt securities) equally and ratably with (or prior to) such secured debt.
However, the Guarantor may incur secured debt without securing this debt, if the aggregate amount of all such debt so secured, together with all Attributable Debt in respect of certain sale and leaseback transactions involving Principal Properties, would not exceed 10% of Consolidated Net Tangible Assets. This restriction will not apply to, and the Guarantor will exclude from its calculation of secured debt for the purposes of this restriction, debt secured by:
•	mortgages existing on properties on the date of the Finance Indenture;
•	mortgages on properties, shares of stock or debt existing at the time of acquisition (including acquisition through merger or consolidation), purchase money mortgages and construction mortgages;

•	mortgages on property of, or on any shares of stock or debt of, any corporation existing at the time that corporation becomes a Restricted Subsidiary;
•	mortgages in favor of Federal and State governmental bodies to secure progress, advance or other payments pursuant to any contract or provision of any statute;
•	mortgages in favor of the Guarantor, Becton Finance or any Restricted Subsidiary;
•	mortgages in connection with the issuance of tax-exempt industrial development bonds;
•
mortgages under workers’ compensation laws, unemployment insurance laws or similar legislation, or deposit bonds to secure statutory obligations (or pledges or deposits for similar purposes in the ordinary course of business), or liens imposed by law and certain other liens or other encumbrances; and

•	subject to certain limitations, any extension, renewal or replacement of any mortgage referred to in the foregoing clauses.
Restrictions on Sale and Leasebacks
The Guarantor has agreed that it will not, and will not permit any Restricted Subsidiary to, enter into any sale and leaseback transaction involving the taking back of a lease, for a period of three or more years, of any Principal Property, the acquisition, completion of construction or commencement of full operation of which has occurred more than 120 days prior thereto, unless:
•	the commitment to enter into the sale and leaseback transaction was obtained during that 120-day period;
•
the Guarantor or any Restricted Subsidiary could create debt secured by a mortgage on the Principal Property as described under “— Restrictions on Secured Debt” above in an amount equal to the Attributable Debt with respect to the sale and leaseback transaction without equally and ratably securing the debt securities;

•	within 120 days after the sale or transfer, the Guarantor designates an amount to the retirement of Funded Debt, subject to credits for voluntary retirements of Funded Debt, equal to the greater of:
(i)	the net proceeds of the sale of the Principal Property and
(ii)	the fair market value of the Principal Property, or
•
the Guarantor or any Restricted Subsidiary, within a period commencing 180 days prior to and ending 180 days after the sale or transfer, has expended or reasonably expect to expend within such period any monies to acquire or construct any Principal Property or properties in which event the Guarantor or that Restricted Subsidiary enter into the sale and leaseback transaction, but (unless certain other conditions are met) only to the extent that the Attributable Debt with respect to the sale and leaseback transaction is less than the monies expended or to be expended.

These restrictions will not apply to any sale and leaseback transactions among Guarantor or a Restricted Subsidiary or any combination thereof.
Becton Dickinson Euro Finance S.à r.l. Business Activities
Becton Finance will not engage in any activities or take any action that would be inconsistent with the definition of “finance subsidiary” within the meaning of Rule 3-10 of Regulation S-X under the Securities Act.
Modification and Waiver
Under the Finance Indenture, Becton Finance, the Guarantor and the trustee may enter into one or more supplemental indentures without the consent of the holders of debt securities in order to:
•	evidence the succession of another corporation to Becton Finance or the Guarantor and the assumption of such party’s covenants by that successor;
•	provide for a successor trustee with respect to the debt securities of all or any series;
•	establish the forms and terms of the debt securities of any series;

•	provide for uncertificated or unregistered debt securities; or
•	cure any ambiguity or correct any mistake or to make any change that does not materially adversely affect the legal rights of any holder of the debt securities under the Finance Indenture.
Becton Finance, the Guarantor and the trustee may, with the consent of the holders of a majority in principal amount of the outstanding debt securities of each affected series, amend the Finance Indenture and the debt securities of any series for the purpose of adding any provisions to or changing or eliminating any provisions of the Finance Indenture or modifying the rights of holders of debt securities under the Finance Indenture. However, without the consent of each holder of any debt security affected, Becton Finance, the Guarantor and the trustee may not amend or modify the Finance Indenture to:
•	change the stated maturity date of any installment of principal of, or interest on, any debt security;
•	reduce the principal amount of, or the rate of interest on, any debt security;
•	adversely affect the rights of any debt security holder under any mandatory redemption or repurchase provision;
•	reduce the amount of principal of an original issue discount security payable upon acceleration of its maturity;
•	change the place or currency of payment of principal of, or any premium or interest on, any debt security;
•	impair the right to institute suit for the enforcement of any payment or delivery on or with respect to any debt security;
•
reduce the percentage in principal amount of debt securities of any series, the consent of whose holders is required to modify or amend the Finance Indenture or to waive compliance with certain provisions of the Finance Indenture;

•	reduce the percentage in principal amount of debt securities of any series, the consent of whose holders is required to waive any past default;
•	waive a default in the payment of principal of, or interest on, any debt security;
•
change any of the obligations of Becton Finance to maintain offices or agencies where the debt securities may be surrendered for payment, registration or transfer and where notices and demands may be served upon Becton Finance;

•
release the Guarantor from its obligations in respect of the guarantee of any series of debt securities or modify the Guarantor’s obligations thereunder other than in accordance with the provisions of the Finance Indenture; or

•
change any of the above provisions, except to increase any such percentage or to provide that certain other provisions of the Finance Indenture cannot be modified or waived without the consent of each holder of any debt security affected.

Defeasance and Covenant Defeasance
As used in this “Description of Debt Securities of Becton Dickinson Euro Finance S.à r.l.” section, the term “defeasance” means discharge from some or all of Becton Finance’s and the Guarantor’s obligations under the Finance Indenture. Unless the terms of the debt securities of any series provide otherwise, Becton Finance or the Guarantor may elect either:
•	to defease and be discharged from any and all obligations with respect to:
•	debt securities of any series payable within one year, or
•	other debt securities of any series upon the conditions described below; or
•
to release any obligations with respect to covenants described under “— Covenants” above and, if specified in the applicable prospectus supplement, other covenants applicable to the debt securities of any series (“covenant defeasance”), upon the deposit with the trustee, in trust for that purpose, of money and/or U.S. Government obligations (or foreign governmental obligations in the applicable currency, in the case of debt securities denominated in a currency other than U.S. dollars) which through the payment of principal and interest in accordance with their terms will provide money in an amount sufficient without reinvestment to pay the principal of and interest on the debt securities.
As a condition to defeasance of any debt securities of any series payable later than one year from the time of defeasance, Becton Finance or the Guarantor must deliver to the trustee an opinion of counsel and/or a ruling of the Internal Revenue Service to the effect that holders of the debt securities will not recognize income, gain or loss for Federal income tax purposes as a result of that defeasance and will be subject to Federal income tax on the same amount and in the same manner and at the same times as would have been the case if the defeasance or covenant defeasance had not occurred.
Becton Finance may exercise either defeasance option with respect to the debt securities of any series notwithstanding its prior exercise of its covenant defeasance option. If Becton Finance exercises its defeasance option, payment of the debt securities of any series may not be accelerated because of a default or an event of default. If Becton Finance exercises its covenant defeasance option, payment of the debt securities of any series may not be accelerated by reason of an event of default with respect to the covenants to which the covenant defeasance applies. If acceleration were to occur by reason of another event of default, the realizable value at the acceleration date of the money and U.S. Government obligations (or foreign governmental obligations, in the case of debt securities denominated in a currency other than U.S. dollars) in the defeasance trust could be less than the principal and interest then due on the debt securities. In other words, the required deposit in the defeasance trust is based upon scheduled cash flow rather than market value, which will vary depending upon interest rates and other factors. Becton Finance will, however, remain liable for such payments at the time of the acceleration.
Governing Law
The Finance Indenture, the guarantees by the Guarantor and the debt securities are governed by and construed in accordance with the laws of the State of New York. The provisions of articles 470-1 to 470-19 (inclusive) of the Luxembourg law of 10 August 1915 on commercial companies, as amended, are expressly excluded.
The Trustee
Becton Finance and BD maintain a banking relationship with the trustee or its affiliates. An affiliate of the trustee is also one of the broker-dealers BD uses in connection with its share repurchase program.

FORMS OF SECURITIES
Each debt security, warrant and unit will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Certificated securities in definitive form and global securities will be issued in registered form. Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the debt securities, warrants or units represented by these global securities. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.
Registered global securities
The debt securities of each series will be issued in the form of one or more fully registered global debt securities that are registered in the name of The Depository Trust Company, or its nominee, as depositary, unless another depositary is designated for the debt securities of that series. Unless we state otherwise in the applicable prospectus supplement, debt securities in definitive form will not be issued. Unless and until a global security is exchanged in whole or in part for debt securities in definitive form, it may not be registered for transfer or exchange except as a whole by the depositary for that global security to a nominee of the depositary.
Upon the issuance of any global security, and its deposit with or on behalf of the depositary, the depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of the debt securities represented by that global security to the accounts of institutions, the participants that are entitled to the registered global security that have accounts with the depositary designated by the underwriters or their agents engaging in any distribution of the debt securities. The depositary advises that pursuant to procedures established by it:
•	Ownership of beneficial interests in a global security will be limited to participants or persons that may hold interests through participants.
•
Ownership of beneficial interests by participants in a global security will be shown on, and the transfer of the beneficial interests will be effected only through, records maintained by the depositary or by its nominee.

•
Ownership of beneficial interests in a global security by persons that hold through participants will be shown on, and the transfer of those beneficial interests will be effected only through, records maintained by the participants.

The laws of some jurisdictions require that certain purchasers of securities take physical delivery of the securities in certificated form. The foregoing limitations and these laws may impair your ability to own, transfer or pledge beneficial interests in global securities.
As long as the depositary, or its nominee, is the registered owner of a global security, the depositary or its nominee, will be considered the sole owner or holder of the debt securities represented by the global security for all purposes under the indenture. Except as specified below, owners of beneficial interests in a global security will not:
•	be entitled to have their debt securities represented by the global security registered in their names;
•	receive or be entitled to receive physical delivery of debt securities in certificated form; or
•	be considered the holders for any purposes under the indenture.
Accordingly, each person owning a beneficial interest in a global security must rely on the procedures of the depositary and, if the person is not a participant, on the procedures of the participant through which that person holds its interest, in order to exercise any rights of a holder of debt securities under the indenture. The depositary may grant proxies and otherwise authorize participants to give or take any request, demand, authorization, direction, notice, consent, waiver or other action which a holder of debt securities is entitled to give or take under the indenture.

We understand that, under existing industry practices, if we request any action of holders of debt securities or any owner of a beneficial interest in a global security desires to give any notice or take any action a holder of debt securities is entitled to give or take under the indenture, the depositary would authorize the participants holding the relevant beneficial interests to give that notice or take that action, and the participants would authorize the beneficial owners owning through them to give the notice or take the action or would otherwise act upon the instructions of the beneficial owners owning through them.
The depositary or a nominee thereof, as holder of record of a global security, will be entitled to receive payments of principal and interest for payment to beneficial owners in accordance with customary procedures established from time to time by the depositary. The agent for the payment, transfer and exchange of the securities is the trustee, acting through its corporate trust office located in Chicago, Illinois.
We expect that the depositary, upon receipt of any payment of principal or interest in respect of a global security, will immediately credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a global security held through the participants will be governed by standing instructions and customary practices, and will be the responsibility of the participants. We, the trustee, our agents and the trustee’s agents shall not have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global security, or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.
If we determine that debt securities will no longer be maintained as global securities, or, if at any time an event of default has occurred and is continuing under the indenture, or if the depositary is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered or in good standing under the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue debt securities in definitive certificated form in exchange for the registered global securities.
In the event that the book-entry system is discontinued, the following provisions shall apply. The trustee or any successor registrar under the indenture shall keep a register for the debt securities in definitive certificated form at its corporate trust office. Subject to the further conditions contained in the indenture, debt securities in definitive certificated form may be transferred or exchanged for one or more debt securities in different authorized denominations upon surrender of the debt securities at a corporate trust office of the trustee or any successor registrar under the indenture by the registered holders or their duly authorized attorneys. Upon surrender of any debt security to be transferred or exchanged, the trustee or any successor registrar under the indenture shall record the transfer or exchange in the security register and we will issue, and the trustee shall authenticate and deliver, new debt securities in definitive certificated form appropriately registered and in appropriate authorized denominations. The trustee shall be entitled to treat the registered holders of the debt securities in definitive certificated form, as their names appear in the security register as of the appropriate date, as the owners of the debt securities for all purposes under the indenture.

PLAN OF DISTRIBUTION
The issuers may sell the securities in one or more of the following ways (or in any combination) from time to time:
•	through underwriters or dealers;
•	directly to a limited number of purchasers or to a single purchaser; or
•	through agents.
The applicable prospectus supplement will state the terms of the offering of the securities, including:
•	the name or names of any underwriters, dealers or agents;
•	the purchase price of such securities and the proceeds to be received by the issuer;
•	any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;
•	any initial public offering price;
•	any discounts or concessions allowed or reallowed or paid to dealers; and
•	any securities exchanges on which the securities may be listed.
Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.
If an issuer uses underwriters in the sale, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including:
•	negotiated transactions;
•	at a fixed public offering price or prices, which may be changed;
•	at market prices prevailing at the time of sale;
•	at prices related to prevailing market prices; or
•	at negotiated prices.
Unless otherwise stated in the applicable prospectus supplement, the obligations of the underwriters to purchase any securities will be conditioned on customary closing conditions and the underwriters will be obligated to purchase all of such series of securities, if any are purchased.
The issuers may sell the securities through agents from time to time. The applicable prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions paid to them by the applicable issuer. Generally, any agent will be acting on a best efforts basis for the period of its appointment.
The applicable issuer may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities from such issuer at the public offering price set forth in the applicable prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the applicable prospectus supplement, and the applicable prospectus supplement will set forth any commissions paid by such issuer for solicitation of these contracts.
Underwriters and agents may be entitled under agreements entered into with one or both of the issuers to indemnification by such issuer against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that the underwriters or agents may be required to make. Underwriters and agents may be customers of, engage in transactions with, or perform services for such issuer and its affiliates in the ordinary course of business.
Each new series of securities other than the common stock, which is listed on the NYSE, will be a new issue of securities and will have no established trading market. Any underwriters to whom securities are sold for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The securities, other than the common stock, may or may not be listed on a national securities exchange.
VALIDITY OF SECURITIES
Unless otherwise indicated in the prospectus supplement with respect to any securities, the validity of the securities to be offered hereby will be passed upon for BD by Samrat S. Khichi, BD’s Executive Vice President and General Counsel, and particular matters with respect to Luxembourg law will be passed upon by Loyens & Loeff Luxembourg S.à r.l.
EXPERTS
The consolidated financial statements of Becton, Dickinson and Company appearing in Becton, Dickinson and Company's Annual Report (Form 10-K) for the year ended September 30, 2018, and the effectiveness of Becton, Dickinson and Company's internal control over financial reporting as of September 30, 2018, excluding the internal control over financial reporting of C.R. Bard, Inc., have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, which as to the report on the effectiveness of Becton, Dickinson and Company’s internal control over financial reporting contains an explanatory paragraph describing the above referenced exclusion of C.R. Bard, Inc. from the scope of such firm’s audit of internal control over financial reporting, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

Becton, Dickinson and Company

$       % Notes due 20
PROSPECTUS SUPPLEMENT
Joint Book-Running Managers
Barclays	Citigroup	J.P. Morgan	Morgan Stanley
The date of this prospectus supplement is    , 2021